Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AVIDXCHANGE HOLDINGS, INC.

Pursuant to Sections 228, 242 and 245

of the General Corporation Law of

the State of Delaware

AvidXchange Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is AvidXchange Holdings, Inc.

2. The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on January 27, 2021 under the name AvidXchange Holdings, Inc.

3. The following Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) restates and amends the provisions of the Certificate of Incorporation of this Corporation, as previously amended and restated, and has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

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ARTICLE I

The name of the corporation is AvidXchange Holdings, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Eighty-Four Million Four Hundred Seventy-Two Thousand One Hundred Sixty-Six (384,472,166) shares, of which Three Hundred Forty Million (340,000,000) shares shall be Common Stock, $0.001 par value per share (the “Common”), Four Million (4,000,000) shares shall be Convertible Common Stock, $0.001 par value per share (the “Convertible Common”) and Forty Million Four Hundred Seventy-Two Thousand, One Hundred Sixty-Six (40,472,166) shares shall be Preferred Stock, $0.001 par value per share (the “Preferred”).

Upon the filing and effectiveness (the “Forward Stock Split Effective Time”) pursuant to the General Corporation Law of Delaware of this Second Amended and Restated Certificate of Incorporation of the Corporation, each share of Common Stock issued and outstanding immediately prior to the Forward Stock Split Effective Time shall, automatically and without any action on the part of the respective holders thereof, be subdivided into four (4) shares of Common Stock (the “Forward Stock Split”). No fractional shares shall be issued in connection with the Forward Stock Split. Each certificate (“Old Certificate”) or book entry position (“Old Book Entry Position”) that immediately prior to the Forward Stock Split Effective Time represented shares of Common Stock, shall thereafter represent that whole number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate or Old Book Entry Position, respectively, shall have been split.

Subject to paragraph IV.E(4)(c) and IV.E(4)(d), the Preferred may be issued from time to time in one or more series. Subject to paragraph IV.E(4)(c) and IV.E(4)(d), the Board of Directors of the Corporation (the “Board of Directors”) is authorized from time to time to designate by resolution (a “Series Resolution”), one or more series of preferred stock in addition to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Junior Series-1 Preferred, Senior Preferred and Redeemable Preferred designated in this Certificate of Incorporation, and the powers, preferences and rights, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be permitted by Delaware law and this Certificate of Incorporation, and, subject to any requirements of this Certificate of Incorporation, to fix or alter the number of shares comprising any such series and the designation thereof.

The following is a statement of the designations and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

A.	Dividends.

Subject to any vote of the holders of one or more series of Preferred that may be required by the terms of this Certificate of Incorporation, the holders of the Preferred and the Common shall be entitled, when and if declared by the Board of Directors, consistent with Delaware law, to receive cash dividends and distributions out of funds of the Corporation legally available for that purpose. The Preferred and Convertible Common shall have such dividend rights as designated on the Series Resolution or as hereinafter provided for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Junior Series-1 Preferred, Senior Preferred, Redeemable Preferred and Convertible Common.

Out of an abundance of caution, whenever in this Amended and Restated Certificate of Incorporation there is a reference to dividends, such reference shall only refer to dividends that were in fact declared and paid (or to be declared and paid) under Section 170 of the Delaware General Corporation Law or its successor, and shall not include some other event (such as a share redemption under Section 160 of the Delaware General Corporation Law or its successor) that is treated for tax purposes as receiving dividend treatment.

B.	Voting.

The holders of each share of Common shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The holders of each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be entitled to the number of votes equal to the number of shares of Common into which each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred could be converted on the record date for the vote or written consent of stockholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common. The holders of each share of Junior Series-1 Preferred shall be entitled to the number of votes equal to 1/10th the number of shares of Common into which each share of Junior Series-1 Preferred could be converted on the record date for the vote or written consent of stockholders and otherwise, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common. Except as required by law, the holders of the Senior Preferred, Redeemable Preferred and Convertible Common shall not be entitled to vote on any matter submitted to the stockholders of the Corporation for a vote, except for the approval and other rights set forth herein. The holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Junior Series-1 Preferred shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common upon all other matters submitted to a vote of stockholders, except those matters required to be submitted to a class or series vote pursuant to paragraph IV.D(4), paragraph IV.E(4), paragraph IV.F(4), or by law. For informational purposes only, the holders of Senior Preferred, Redeemable Preferred and Convertible Common shall be entitled to notice of any stockholders’ meeting or action by written consent in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common into which shares of Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one). The number of authorized shares of Common may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

C.	Liquidation Preference.

1. Preference.

(a)In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Senior Preferred shall be entitled to receive in cash, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Junior Series-1 Preferred, by reason of their ownership thereof, an amount per share equal to the sum of (A) the greater of (i) the Senior Original Issue Price plus an amount equal to any accrued, but unpaid Senior Dividend on such share of Senior Preferred (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like, but for the sake of clarity, not adjusted for the Forward Stock Split); or (ii) $62.08293 minus an amount equal to any Senior Dividends actually paid in respect of such Senior Preferred (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like, but for the sake of clarity, not adjusted for the Forward Stock Split) (such greater amount the “Senior Accrued Preference Amount”) and (B) the Convertible Common Redemption Price (as defined below) for the shares of Convertible Common that would have been issuable upon conversion of such share of Senior Preferred (subject to all of the limitations in paragraph IV.I(2)(b)(iii) and assuming conversion and calculation as of the date of determination) (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like, but for the sake of clarity, not adjusted for the Forward Stock Split) (such sum, the “Senior Preference Amount”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Redeemable Preferred shall be entitled to receive in cash, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Junior Series-1 Preferred, by reason of their ownership thereof, an amount per share equal to the greater of (the amount in (A) or (B), the “Redeemable Preferred Preference Amount”): (A) (i) the Redeemable Preferred Original Issue Price plus (ii) an amount equal to the Redeemable Accrued Dividends (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like, but for the sake of clarity, not adjusted for the Forward Stock Split); or (B) an amount equal to (i) the quotient of One Hundred and Sixty Nine Million ($169,000,000) divided by the aggregate number of shares of Redeemable Preferred immediately after a conversion to Redeemable Preferred pursuant to paragraph IV.G(2) minus (ii) an amount equal to any dividends actually paid in respect of such Redeemable Preferred (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like, but for the sake of clarity, not adjusted for the Forward Stock Split). Under no event shall both the Senior Preference Amount and the Redeemable Preferred Preference Amount both be paid. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, as the case may be, and any Preferred having a liquidation preference in priority to that of Series F Preferred, the holders of Series F Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Junior Series-1 Preferred, by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Series F Preferred (as set forth in the stock purchase agreement executed by the Corporation and the shareholder to whom such share was initially issued by the Corporation) (the “Series F Price”), minus (y) an amount equal to any dividends actually paid in respect of such Series F Preferred, or (2) the consideration that such holders would receive in the event that such holders converted the Series F Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Series F Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference and any Preferred having a liquidation preference in priority to that of Series E Preferred, the holders of Series E Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series A Preferred, Series

B Preferred, Series C Preferred, Series D Preferred and Junior Series-1 Preferred, by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Series E Preferred (as set forth in the stock purchase agreement executed by the Corporation and the shareholder to whom such share was initially issued by the Corporation) (the “Series E Price”), minus (y) an amount equal to any dividends actually paid in respect of such Series E Preferred, or (2) the consideration that such holders would receive in the event that such holders converted the Series E Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Series E Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference and any Preferred having a liquidation preference in priority to that of Series D Preferred, the holders of Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series A Preferred, Series B Preferred, Series C Preferred and Junior Series-1 Preferred, by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Series D Preferred ($6.82), minus (y) an amount equal to any dividends actually paid in respect of such Series D Preferred, or (2) the consideration that such holders would receive in the event that such holders converted the Series D Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Series D Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference, the Series D Liquidation Preference and any Preferred having a liquidation preference in priority to that of Series B Preferred or Series C Preferred, the holders of Series B Preferred and Series C Preferred, on a pari passu basis, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series A Preferred and Junior Series-1 Preferred by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Series B Preferred ($0.5220) or Series C Preferred ($1.07549), as applicable, minus (y) an amount equal to any dividends actually paid in respect of such Series B Preferred or Series C Preferred, as the case may be, or (2) the consideration that such holders would receive in the event that such holders converted the Series B Preferred or Series C Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Series B/C Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference, Series D Liquidation Preference, the Series B/C Liquidation Preference and any Preferred having a liquidation preference in priority to that of Series A Preferred, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common and Junior Series-1 Preferred by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Series A Preferred ($2.00) minus (y) an amount equal to any dividends actually paid in respect of such Series A Preferred, or (2) the consideration that such holders would receive in the event that such holders converted the Series A Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Series A Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference, the Series D Liquidation Preference, the Series B/C Liquidation Preference, the Series A Liquidation Preference and any Preferred having a liquidation preference in priority to that of Junior Series-1 Preferred, the holders of Junior Series-1 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Junior Series-1 Preferred ($12.02) minus (y) an amount equal to any dividends actually paid in respect of such Junior Series-1 Preferred, or (2) the consideration that such holders would receive in the event that such holders converted the Junior Series-1 Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Junior Series-1 Liquidation Preference”). If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Senior Preferred, the holders of all shares of Senior Preferred shall participate in the distribution of all such assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Redeemable Preferred, the holders of all shares of Redeemable Preferred shall participate in the distribution of all such assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series F Preferred, the holders of all shares of Series F Preferred shall participate in the distribution of all such remaining assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount and the Series F Liquidation Preference, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series E Preferred, the holders of all shares of Series E Preferred shall participate in the distribution of all such remaining assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference and the Series E Liquidation Preference, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series D Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series D Preferred, the holders of all shares of Series D Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series D Preferred shall participate in the distribution of such assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference and the Series D Liquidation Preference, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series B Preferred, Series C Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series B Preferred and Series C Preferred, the holders of all shares of Series B Preferred, Series C Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series B Preferred and Series C Preferred shall participate in the distribution of such assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference, the Series D Liquidation Preference and the Series B/C Liquidation Preference, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series A Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series A Preferred, the holders of all shares of Series A Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series A Preferred shall participate in the distribution of such assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference, the Series D Liquidation Preference, the Series B/C Liquidation Preference and the Series A Liquidation Preference, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Junior Series-1 Preferred and any other series of Preferred having priority on liquidation pari passu to that of Junior Series-1 Preferred, the holders of all shares of Junior Series-1 Preferred and any other series of Preferred having priority on liquidation pari passu to that of Junior Series-1 Preferred shall participate in the distribution of such assets in proportion to their respective liquidation preferences.

(b) After the payment or the setting apart for payment to the holders of the Preferred of the preferential amounts so payable to them, if assets remain in the Corporation, the holders of the Common shall receive all of the remaining assets of the Corporation pro rata in accordance with the number of shares of Common held by them.

(c) All amounts per share set forth in this paragraph IV.C(1) (or incorporated herein from a stock purchase agreement of the Corporation) shall be appropriately adjusted for any stock splits, stock combinations, stock dividends or similar recapitalizations, but for the sake of clarity, not adjusted for the Forward Stock Split.

(d) The provisions of this paragraph IV.C(1) shall not in any way limit the right of a holders of Senior Preferred and Convertible Common, as applicable, to elect to convert shares of Senior Preferred into shares of Convertible Common and Redeemable Preferred pursuant to paragraph IV.G(2) or convert shares of Convertible Common into Common pursuant to paragraph IV.I(2)(c), including, without limitation, prior to or in connection with any Liquidation Event or Significant Transaction (each as defined below). For the avoidance of doubt, under no circumstances may the holders of the Senior Preferred receive the Senior Preference Amount and be able to convert shares into Convertible Common and Redeemable Preferred.

2. Noncash Distributions. Subject to the requirement that all payments relating to the Senior Preferred and Redeemable Preferred shall be in cash, if any of the assets of the Corporation are to be distributed other than in cash under this paragraph IV.C or for any purpose, then the Board of Directors shall promptly determine, in its reasonable business judgment and by a Qualified Board Approval (as defined below), the value of the assets to be distributed to the holders of Preferred or Common. The Corporation shall give prompt written notice to each holder of shares of the Preferred or Common of such valuation. If the assets of the Corporation to be distributed under this paragraph IV.C consist of cash and non-cash consideration, after payment of cash to the Senior Preferred and Redeemable Preferred, the remaining portion of such remaining assets consisting of cash consideration and the portion of such assets consisting of non-cash consideration, respectively, shall be allocated among the other holders of capital stock of the Corporation eligible to receive such assets on a pro rata basis. “Qualified Board Approval” shall mean the approval or consent of the Board of Directors, including, (i) a Series E Director (as defined in the Investor Rights Agreement (as defined below)) if such a director is still in office and (ii) a Series F Director (as defined in the Investor Rights Agreement) unless (x) such a director is not then still in office and (y) all Series F Director seats still subsisting under the terms of the Investor Rights Agreement have remained vacant for at least ten (10) days.

3. Significant Transaction. A consolidation or merger of the Corporation or its subsidiaries with or into any other entity or entities, a sale or transfer of shares of capital stock of the Corporation or its subsidiaries or its stockholders in a single transaction or a series of related transactions representing at least 50% of the voting power of the voting securities of the Corporation or its subsidiaries, a stock issuance or series of related stock issuances by the Corporation or its subsidiaries resulting in a change of ownership of more than 50% of the voting power of the voting securities of the Corporation (other than the issuance of Preferred in connection with a bona fide capital raising transaction approved in accordance with the terms hereof) or its subsidiaries, or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation or its subsidiaries, on a consolidated basis (a “Significant Transaction”), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this paragraph IV.C; provided, however, that a “Significant Transaction” shall not include any consolidation, merger or stock issuance in which shares outstanding before such consolidation, merger or stock issuance (or shares received upon conversion or exchange thereof, if applicable) represent a majority of the capital stock of the resulting or surviving entity or the Corporation, as the case may be, based on voting power in the election of directors; provided, however, in the event a transaction occurs that would be deemed a Significant Transaction but for the exception “(other than the issuance of Preferred in connection with a bona fide capital raising transaction approved in accordance with the terms hereof)” then such event shall be deemed a liquidation, dissolution or winding up within the meaning of this paragraph IV.C for the Senior Preferred or Redeemable Preferred, whichever Security is outstanding at such time, but for no other Securities of the Corporation.

4. Effecting a Significant Transaction.

(a) Purchase Agreement. The Corporation shall not have the power to effect any Significant Transaction unless the applicable purchase agreement with respect to such transaction (the “Purchase Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with this paragraph IV.C.

(b) Asset Sale. In the event of any Significant Transaction structured as an asset sale (including a sale of stock of any subsidiary of the Corporation that would constitute a Significant Transaction) (a “Deemed Sale”), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law of the State of Delaware within ninety (90) days after such Deemed Sale, then (i) the Corporation shall notify each holder of Preferred in writing of its rights under this paragraph IV.C(4)(b) and (ii) unless the holders of a majority of the then-outstanding shares of Preferred (which majority shall include the holders of a majority of the outstanding shares of Senior Preferred or the holders of a majority of the outstanding shares of Redeemable Preferred (whichever Security is outstanding at such time), the holders of a majority of the outstanding shares of Series E Preferred and the holders of a majority of the outstanding shares of Series F Preferred) elect otherwise by written notice sent to the Corporation not later than one hundred twenty (120) days after such Deemed Sale, the Corporation shall use the consideration received by the Corporation for such Deemed Sale, together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Sale, to redeem all outstanding shares of Preferred at a price per share equal to the Senior Preference Amount (with respect to the Senior Preferred) or the Redeemable Preferred Preference Amount (with respect to the Redeemable Preferred), the Series F Liquidation Preference (with respect to the Series F Preferred), Series E Liquidation Preference (with respect to the Series E Preferred), Series D Liquidation Preference (with respect to the Series D Preferred), Series B/C Liquidation Preference (with respect to the Series C Preferred or the Series B Preferred), Series A Liquidation Preference (with respect to the Series A Preferred) or the Junior Series-1 Liquidation Preference (with respect to the Junior Series-1 Preferred), as the case may be, with any amounts remaining to be provided to the holders of Common on a pro rata basis. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Senior Preferred or Redeemable Preferred, the Corporation shall ratably redeem each holder’s shares of Senior Preferred or Redeemable Preferred to the fullest extent of such Available Proceeds, and shall redeem the remaining shares (once all shares of Senior Preferred or

Redeemable Preferred have been redeemed) as soon as it may lawfully do so under Delaware law governing distributions to stockholders. All shares of Preferred once redeemed pursuant to the provisions of this paragraph IV.C(4)(b) herein will be cancelled immediately upon such redemption with no further rights herein. Prior to the distribution or redemption provided for in this paragraph IV.C(4)(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Sale, except to discharge expenses incurred in connection with such Deemed Sale.

(c) Allocation of Proceeds. In the event of a Significant Transaction, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Purchase Agreement shall provide that (i) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with paragraph IV.C(1) as if the Initial Consideration were the only consideration payable in connection with such Significant Transaction; and (ii) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with paragraph IV.C(1) after taking into account the previous payment of the Initial Consideration and all previously paid Additional Consideration as part of the same transaction. For the purposes of this paragraph IV.C(4)(c), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Significant Transaction shall be deemed to be Additional Consideration.

D.	Terms of Series A Preferred.

There is hereby created a series of Two Million (2,000,000) shares of Preferred designated “Series A Convertible Preferred” (the “Series A Preferred”) having the following powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

1. Series A Dividends. Subject to paragraphs IV.E(1), IV.E(4)(c), IV.E(4)(d), IV.G(1) and IV.H(1), no dividend or distribution of cash, capital stock or otherwise shall be declared or paid on the Common unless prior to or simultaneously with such declaration, a dividend or distribution is declared and paid on each share of Series A Preferred in an amount equal to or greater than the amount that would have been received by the holders of the Series A Preferred had such holders, on the record date for the Common dividend or distribution, held the number of shares of Common into which the Series A Preferred would have been convertible upon conversion hereunder.

2. Series A Conversion. The Series A Preferred shall be convertible into Common, as follows:

(a) Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into the number of shares of Common which results from dividing the Series A Conversion Price (as defined below) per share in effect at the time of conversion into the “Series A Conversion Value” per share. The number of shares of Common into which a share of Series A Preferred is convertible is hereinafter referred to as the “Series A Conversion Rate.” As of the Forward Stock Split Effective Time and taking into account the Forward Stock Split and the provisions of paragraph IV.D(2)(e)(i), the Series A Conversion Value is $2.00 per share, the Series A Conversion Price per share of Series A Preferred (the “Series A Conversion Price”) is $0.2975, and the Series A Conversion Rate is 6.7227. The Series A Conversion Price shall be subject to adjustment as hereinafter provided.

(b) Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common at the then effective Series A Conversion Rate immediately prior to the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering a firm commitment underwritten offering of the Common with aggregate gross proceeds to the Corporation, at the public offering price, of at least $100,000,000, and a minimum equity valuation of the Corporation of at least the sum of (i) $1,800,000,000, plus (ii) the aggregate amount of proceeds received by the Corporation, between October 1, 2019 (the “Effective Date”) and the date that is ninety days after the Effective Date from sales of shares of Common and Series F Preferred (not including (A) option or warrant exercises or (B) shares of Common and Series F Preferred issued pursuant to merger or acquisition transactions, including pursuant to the BankTEL Agreement), minus (ii) an amount equal to any dividends actually paid in respect to the Securities sold pursuant to (b)(ii) above minus (iii) any amounts actually paid to holders of Securities sold pursuant to (b)(ii) above (a “Qualified Offering”).

(c) Mechanics of Conversion. Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common as provided in paragraph IV.D(2)(a), he shall surrender the certificate or certificates therefor, duly endorsed (or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates), at the office of the Corporation and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred a certificate or certificates, or at the Corporation’s election, provide a statement that such shares are now held on the Corporation’s stock records in a book entry position, for the number of shares of Common to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

In the event of an automatic conversion pursuant to paragraph IV.D(2)(b), the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates, or at the Corporation’s election, a statement of book entry position, evidencing the shares of Common issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates, or at the Corporation’s election, a statement of book entry position, for the number of shares of Common to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common. Such conversion shall be deemed to have been made immediately prior to and shall be contingent upon the closing of a Qualified Offering, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

(d) Fractional Shares. No fractional shares of Common shall be issued upon conversion of the Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Series A Conversion Price.

(e) Adjustment of Series A Conversion Price. The Series A Conversion Price shall be subject to adjustment from time to time as follows:

(i) If the number of shares of Common outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common or by a subdivision or split-up of shares of Common, then, on the date such payment is made or such change is effective, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common issuable on conversion of the Series A Preferred shall be increased in proportion to such increase of outstanding shares. For the sake of clarity, the amendments made to paragraph IV.D(2)(a) in the Second Amended and Restated Certificate of Incorporation were made to satisfy the provisions of this paragraph IV.D(2)(e)(i) related to the Forward Stock Split and no further adjustments shall be made in connection with the Forward Stock Split.

(ii) If the number of shares of Common outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common, then, on the effective date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common issuable on conversion of the Series A Preferred shall be decreased in proportion to such decrease in outstanding shares.

(iii) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Series A Preferred shall, if such event is not a Significant Transaction, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Series A Preferred into Common. The provisions of this paragraph IV.D(2)(e)(iii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

(iv) All calculations under this paragraph IV.D(2)(e) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f) Minimal Adjustments. No adjustment in a Series A Conversion Price need be made if such adjustment would result in a change in a Series A Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Series A Conversion Price.

(g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Series A Conversion Price pursuant to paragraph IV.D(2)(e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Notwithstanding the foregoing, because the Corporation’s stockholders approved the Forward Stock Split and the adjustment of the Series A Conversion Price based on the Forward Stock Split is set forth in this Certificate of Incorporation, the requirements set forth in the preceding sentence shall not be required for the Forward Stock Split. The Corporation shall, upon written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect for the Series A Preferred held, and (iii) the number of shares of Common and the amount if any, of other property which at the time would be received upon the conversion of the Series A Preferred.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series A Preferred at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purpose.

(j) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Series A Preferred shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement (as defined below).

(k) Action. The Corporation will not, by amendment of its charter documents or through any reorganization, recapitalization, consolidation, merger, dissolution, issuance or sale of securities or taking of any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this paragraph IV.D(2) by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph IV.D(2) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

3.Redemption of Series A Preferred.

(a) On or after the date that is seven years from the Effective Date (the “Redemption Date”), any holder of Series A Preferred may provide a written request to the Corporation (a “Series A Redemption Notice”) to redeem any or all of the Series A Preferred of such holder at an amount equal to (i) the consideration per share paid for such Series A Preferred, minus (ii) any amounts previously distributed to such holder for such shares from declared and paid dividends, redemptions (whether voluntary or mandatory) or otherwise. The Corporation shall, upon each of the six month, twelve-month and eighteen month anniversary of its receipt of a Series A Redemption Notice, redeem for cash 1/3 of the shares of Series A Preferred set forth in the Series A Redemption Notice. Notwithstanding the foregoing, if the Corporation is in receipt of a Redeemable Preferred Election, a Convertible Common Election, or a Series E/F Redemption Notice at any time or has made a Corporation Redemption Election or Corporation Common Convertible Redemption Election when it has unpaid amounts to a holder of Series A Preferred that has submitted a Series A Redemption Notice, the Corporation shall subordinate its payment obligations to the holders of Series A Preferred to its payment obligations to the holders of Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred, as the case may be, until the Board of Directors makes a determination that adequate provision has been made to redeem the Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred subject to the Redeemable Preferred Election, Corporation Redemption Election, Convertible Common Election, Corporation Common Convertible Election or Series E/F Redemption Notice on a full and timely basis. If the Corporation fails to timely redeem the Series A Preferred as set forth herein on any specified payment date, then the amount payable in respect of the Series A Preferred as set forth herein shall be increased at the rate of 5.0% per annum, compounding quarterly, for the first twelve months from such specified payment date, and afterwards at a rate of 8.0% per annum, compounding quarterly, until such amount (including interest) shall be paid in full; provided, however, that no such interest shall accrue while the Corporation’s payment obligations to the holders of Series A Preferred are subordinated in accordance with the terms of this paragraph. Notwithstanding anything to the contrary herein, the holders of Series A Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full.

(b) Any Series A Redemption Notice shall be sent by first class certified mail, return receipt requested, postage prepaid, to the Corporation at its then current address, with a copy of any notice or other communication sent by electronic mail.

(c) Once redeemed pursuant to the provisions of this paragraph IV.D(3), shares of Series A Preferred shall be cancelled and not subject to reissuance.

4. Series A Protective Provisions.

So long as any of the Series A Preferred shall be outstanding, the Corporation shall not without obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Series A Preferred:

(a) Change of Rights. Materially and adversely alter or change the rights, preferences or privileges of the Series A Preferred or amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would favorably affect the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, any other series of Preferred without similarly favorably affecting the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, the Series A Preferred; provided however, that any Excluded Action (as defined below) shall not be deemed to materially and adversely alter or change the rights, preferences or privileges of the Series A Preferred and therefore shall not require the approval of the Series A Preferred voting as a class. “Excluded Action” shall mean, with respect to a series of Preferred, the Corporation: (i) increasing the number of authorized shares of such series of Preferred, (ii) (A) creating any new class or series of shares having preferences over any outstanding shares of Preferred as to dividends or assets, or (B) authorizing or issuing shares of stock of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation (other than stock junior in preference and priority as to dividends and assets with respect to shares of such series), (iii) merging or consolidating with, or permitting any of its subsidiaries to merge or consolidate with, any entity, or (iv) selling, leasing, licensing or otherwise disposing of, or permitting any such subsidiary to sell, lease, license or otherwise dispose of, all or substantially all of the consolidated assets of the Corporation in any twelve-month period; or

(b) Reclassification. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges senior to or on a parity with any such preference or priority of the Series A Preferred.

5. Future Financings.

(a) Preemptive Right. The Corporation grants to each holder of at least 50,000 shares of Series A Preferred (each, a “Major Series A Holder”) a preemptive right to purchase such Major Series A Holder’s pro-rata share, as defined below, of any Securities (as defined below). Such Major Series A Holder’s “pro-rata share” shall be that portion of the Securities proposed to be issued which bears the same relation to all of the Securities proposed to be issued as the shares of Series A Preferred held by such Major Series A Holder (on an as-converted basis) bear to all outstanding shares of the Common and the Convertible Common, on an as converted to Common basis, combined (assuming for the purposes of such calculation the conversion of all outstanding securities which are convertible into Common without payment of additional consideration and, if the Senior Preferred are still outstanding, the total number of shares of Convertible Common that would be issuable assuming a conversion of the Senior Preferred on such date pursuant to paragraph IV.G(2), including those held by the Major Series A Holder), all determined immediately prior to the offering of the Securities. The preemptive right in this paragraph IV.D(5)(a) shall be combined, if applicable, with those preemptive rights set forth in paragraphs IV.E(5)(a), IV.G(4) and IV.I(2)(g) if such Major Series A Holder also is a Series B/C/D/E/F Holder, Senior Preferred Holder and/or Convertible Common Holder such that, (i) pursuant to this paragraph IV.D(5)(a), the Major Series A Holder will receive a preemptive right for its pro rata share based on its Series A Preferred ownership, (ii) pursuant to paragraph IV.E(5)(a), its pro rata share based on its ownership of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and/or Series F Preferred, (iii) pursuant to paragraph IV.G(4), its pro rata share based on its ownership of Senior Preferred, and (iv) pursuant to paragraph IV.I(2)(g), its pro rata share based on its ownership of Convertible Common (to the extent applicable).

(b) Notice. In the event that the Corporation proposes to undertake an issue of Securities, it shall deliver to each Major Series A Holder written notice of its intention, describing such Securities, specifying each Major Series A Holder’s pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the “Series A Option Notice”). For a period of twenty (20) days following the receipt of the Series A Option Notice, each Major Series A Holder shall have the right to elect, by written notice to the Corporation, to purchase all or any portion of such Major Series A Holder’s pro-rata share of the Securities described in the Series A Option Notice. The closing of any sale pursuant to this paragraph IV.D(5)(b) shall occur within ninety (90) days of the date that the Series A Option Notice is given.

(c) Sale by the Corporation. In the event any Major Series A Holder fails to exercise its preemptive rights within the specified period, or any Major Series A Holder elects to acquire less than its aggregate pro-rata shares pursuant to the exercise of such right, then, during the 90 day period following the expiration of the periods set forth in paragraph IV.D(5)(b), the Corporation may sell, free of any preemptive right on such Major Series A Holder’s part, the portion of such Major Series A Holder’s pro-rata shares not purchased pursuant to such preemptive right, upon the same terms specified in the Series A Option Notice. If the Corporation does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Securities shall not be offered unless first reoffered to the Major Series A Holders in accordance with this paragraph IV.D(5).

(d) Exceptions. The preemptive right granted under this Paragraph IV.D(5) shall not apply to (i) the Excluded Stock (as defined below) or (ii) Securities issued for non-cash consideration, or as a so-called “equity feature” (such as a warrant) of a transaction primarily involving debt securities or indebtedness for borrowed money, or pursuant to a merger or acquisition transaction, in each case, approved by the Board of Directors with a Qualified Board Approval.

E. Terms of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred.

There is hereby created (a) a series of Five Million (5,000,000) shares of Preferred designated “Series B Convertible Preferred” (the “Series B Preferred”), (b) a series of Four Million Two Hundred Thousand (4,200,000) shares of Preferred designated “Series C Convertible Preferred” (the “Series C Preferred”), (c) a series of One Million Five Hundred Thousand (1,500,000) shares of Preferred designated “Series D Convertible Preferred” (the “Series D Preferred”), (d) a series of Nine Million Eight Hundred Thousand (9,800,000) shares of Preferred designated “Series E Convertible Preferred” (the “Series E Preferred”), and (e) a series of Fourteen Million Five Hundred Thousand (14,500,000) shares of Preferred designated “Series F Convertible Preferred” (the “Series F Preferred”), each having the following powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

1.	Series B, Series C, Series D, Series E and Series F Dividends.

(a) Subject to paragraph IV.G(1) and IV.H(1), no dividend or distribution of cash, capital stock or otherwise shall be declared or paid on any shares of capital stock of the Corporation (other than Senior Preferred or Redeemable Preferred) unless prior to or simultaneously with such declaration, a dividend or distribution is declared and paid on each share of Series F Preferred in an amount equal to or greater than the greatest amount per share that any other holder of capital stock of the Corporation would receive in such dividend or distribution, in each case, on an as-converted basis as of the record date for the such dividend or distribution.

(b) Subject to paragraphs IV.G(1), IVH(1) and IV.E(1)(a), no dividend or distribution of cash, capital stock or otherwise shall be declared or paid on any shares of capital stock of the Corporation (other than Senior Preferred, Redeemable Preferred or Series F Preferred) unless prior to or simultaneously with such declaration, a dividend or distribution is declared and paid on each share of Series E Preferred in an amount equal to or greater than the amount that would have been received by the holders of the Series E Preferred had such holders, on the record date for the such dividend or distribution, held the number of shares of Common into which the Series E Preferred would have been convertible upon conversion hereunder.

(c) Subject to paragraphs IV.G(1), IV.H(1), IV.E(1)(a) and (b), no dividend or distribution of cash, capital stock or otherwise shall be declared or paid on the Common or Series A Preferred unless prior to or simultaneously with such declaration, a dividend or distribution is declared and paid on each share of Series B Preferred, Series C Preferred, and Series D Preferred in an amount equal to or greater than the amount that would have been received by the holders of the Series B Preferred, the holders of the Series C Preferred, and the holders of Series D Preferred had such holders, on the record date for the Common dividend or distribution, held the number of shares of Common into which the Series B Preferred, Series C Preferred, and Series D Preferred would have been convertible upon conversion hereunder.

2. Series B, Series C, Series D, Series E and Series F Conversion.

The Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be convertible into Common, as follows:

(a) Right to Convert. Each share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation.

(i) Each share of Series B Preferred shall be convertible into the number of shares of Common which results from dividing the Series B Conversion Price (as defined below) per share in effect at the time of conversion into the “Series B Conversion Value” per share. The number of shares of Common into which a share of Series B Preferred is convertible is hereinafter referred to as the “Series B Conversion Rate.” As of the Forward Stock Split Effective Time and taking into account the Forward Stock Split and the provisions of paragraph IV.E(2)(e)(iii), the Series B Conversion Value is $0.5220, the Series B Conversion Price per share of Series B Preferred (the “Series B Conversion Price”) is $0.1305 and the Series B Conversion Rate is 4. The Series B Conversion Price shall be subject to adjustment as hereinafter provided.

(ii) Each share of Series C Preferred shall be convertible into the number of shares of Common which results from dividing the Series C Conversion Price (as defined below) per share in effect at the time of conversion into the “Series C Conversion Value” per share. The number of shares of Common into which a share of Series C Preferred is convertible is hereinafter referred to as the “Series C Conversion Rate.” As of the Forward Stock Split Effective Time and taking into account the Forward Stock Split and the provisions of paragraph IV.E(2)(e)(iii), the Series C Conversion Value is $1.07549, the Series C Conversion Price per share of Series C Preferred (the “Series C Conversion Price”) is $0.2688725 and the Series C Conversion Rate is 4. The Series C Conversion Price shall be subject to adjustment as hereinafter provided.

(iii) Each share of Series D Preferred shall be convertible into the number of shares of Common which results from dividing the Series D Conversion Price (as defined below) per share in effect at the time of conversion into the “Series D Conversion Value” per share. The number of shares of Common into which a share of Series D Preferred is convertible is hereinafter referred to as the “Series D Conversion Rate.” As of the Forward Stock Split Effective Time and taking into account the Forward Stock Split and the provisions of paragraph IV.E(2)(e)(iii), the Series D Conversion Value is $6.82, the Series D Conversion Price per share of Series D Preferred (the “Series D Conversion Price”) is $1.705 and the Series D Conversion Rate is 4. The Series D Conversion Price shall be subject to adjustment as hereinafter provided.

(iv) Each share of Series E Preferred shall be convertible into the number of shares of Common which results from dividing the Series E Conversion Price (as defined below) per share in effect at the time of conversion into the “Series E Conversion Value” per share. The number of shares of Common into which a share of Series E Preferred is convertible is hereinafter referred to as the “Series E Conversion Rate.” As of the Forward Stock Split Effective Time and taking into account the Forward Stock Split and the provisions of paragraph IV.E(2)(e)(iii), the Series E Conversion Value is $17.96, the Series E Conversion Price per share of Series E Preferred (the “Series E Conversion Price”) is $4.49 and the Series E Conversion Rate is 4. The Series E Conversion Price shall be subject to adjustment as hereinafter provided.

(v) Each share of Series F Preferred shall be convertible into the number of shares of Common which results from dividing the Series F Conversion Price (as defined below) per share applicable to such share in effect at the time of conversion into the “Series F Conversion Value” per share applicable to such share. The number of shares of Common into which a share of Series F Preferred is convertible is hereinafter referred to as the “Series F Conversion Rate.” As of the Forward Stock Split Effective Time and taking into account the Forward Stock Split and the provisions of paragraph IV.E(2)(e)(iii), for the shares of Series F Preferred deemed to be originally issued prior to 2019, the Series F Conversion Value is $34.5454, the Series F Conversion Price per share of Series F Preferred (the “Earlier Series F Conversion Price”) is $8.63635 and the Series F Conversion Rate is 4. As of the Forward Stock Split Effective Time and taking into account the Forward Stock Split and the provisions of paragraph IV.E(2)(e)(iii), for shares of Series F Preferred deemed to be originally issued in 2019 or thereafter, the Series F Conversion Value is $49.0120, the Series F Conversion Price per share of Series F Preferred (the “Later Series F Conversion Price”) is $12.253 and the Series F Conversion Rate is 4. The term “Series F Conversion Price” as used herein shall be either the Earlier Series F Conversion Price or the Later Series F Conversion Price, whichever is applicable to such share of Series F Preferred and shall be subject to adjustment as hereinafter provided.

(b) Automatic Conversion. Each share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall automatically be converted into shares of Common at the then effective Series B Conversion Rate, Series C Conversion Rate, Series D Conversion Rate, Series E Conversion Rate or Series F Conversion Rate, as applicable, immediately prior to the closing of a Qualified Offering.

(c) Mechanics of Conversion. Before any holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred shall be entitled to convert the same into shares of Common as provided in paragraph IV.E(2)(a), he shall surrender the certificate or certificates therefor, duly endorsed (or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates), at the office of the Corporation and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred a certificate or certificates, or at the Corporation’s election, provide a statement that such shares are now held on the Corporation’s stock records in a book entry position, for the number of shares of Common to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

In the event of an automatic conversion pursuant to paragraph IV.E(2)(b), the outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates, or at the Corporation’s election, a statement of book entry position, evidencing the shares of Common issuable upon such automatic conversion unless the certificates evidencing such shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred are either delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred, a certificate or certificates, or at the Corporation’s election, a statement of book entry position, for the number of shares of Common to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common. Such conversion shall be deemed to have been made immediately prior to and shall be contingent upon the closing of a Qualified Offering, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

(d) Fractional Shares. No fractional shares of Common shall be issued upon conversion of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable.

(e) Adjustment of Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price. The Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, Series E Conversion Price and Series F Conversion Price shall be subject to adjustment from time to time as follows:

(i) If the Corporation shall issue any Common (other than Excluded Stock) (“Additional Common Shares”) or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock) and (A) if the consideration price per share, on an as-converted basis, is less than the Series B Conversion Price as in effect immediately prior to the issuance of such Additional Common Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Series B Conversion Price shall be decreased to such purchase price per share; (B) if the consideration price per share, on an as-converted basis, is less than the Series C Conversion Price as in effect immediately prior to the issuance of such Additional Common Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula; (C) if the consideration price per share, on an as-converted basis, is less than the Series D Conversion Price as in effect immediately prior to the issuance of such Additional Common Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula; (D) if the consideration price per share, on an as-converted basis, is less than the Series E Conversion Price as in effect immediately prior to the issuance of such Additional Common Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Series E Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula; and (E) if the consideration price per share, on an as-

converted basis, is less than the Series F Conversion Price as in effect immediately prior to the issuance of such Additional Common Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Series F Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series C Conversion Price (with respect to Series C Preferred), Series D Conversion Price (with respect to Series D Preferred), Series E Conversion Price (with respect to Series E Preferred) or Series F Conversion Price (with respect to Series F Preferred) in effect immediately after such issue of Additional Common Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common);

“CP1” shall mean the Series C Conversion Price (with respect to Series C Preferred), Series D Conversion Price (with respect to Series D Preferred), Series E Conversion Price (with respect to Series E Preferred) or Series F Conversion Price (with respect to Series F Preferred) in effect immediately prior to such issue of Additional Common Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common);

“A” shall mean the number of shares of Common outstanding and deemed outstanding immediately prior to such issue of Additional Common Shares (treating for this purpose as outstanding all shares of Common issuable upon exercise or conversion of securities directly or indirectly convertible into or exchangeable for Common outstanding immediately prior to such issue);

“B” shall mean the number of shares of Common that would have been issued if such Additional Common Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common) had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Common Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common) issued in such transaction.

For the purposes of this paragraph IV.E(2)(e), the following provisions shall also be applicable:

(1) In the case of the issuance of Common for cash, the consideration received therefor shall be deemed to be the amount of cash paid therefor without deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof;

(2) In the case of the issuance of Common for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors;

(3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common (other than Excluded Stock), (ii) securities by their terms convertible or exchangeable for Common (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(v) the aggregate maximum number of shares of Common deliverable upon exercise of such options to purchase or rights to subscribe for Common shall be deemed to be issuable for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common covered thereby;

(w) the aggregate maximum number of shares of Common deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to be issuable for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

(x) the aggregate maximum number of shares of Common deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such options or rights or securities were issued;

(y) any change in the number of shares of Common deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and/or the Series F Conversion Price, as applicable, shall forthwith be readjusted to such Series B Conversion Price, Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and/or the Series F Conversion Price, as applicable, as would have obtained had the adjustment (and any subsequent adjustments) made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

(z) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, Series E Conversion Price and/or the Series F Conversion Price, as applicable, shall forthwith be readjusted to such Series B Conversion Price, Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and/or the Series F Conversion Price, as applicable, as would have obtained had the adjustment (and any subsequent adjustments) made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

(ii) “Excluded Stock” shall mean:

(1) all shares of Common issued (i) upon the conversion of the shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Junior Series-1 Preferred or Convertible Common, or (ii) upon any stock dividends, subdivisions, split-ups, combinations, dividends or other events, which such events are covered by paragraph IV.E(2)(e)(iii) through paragraph IV.E(2)(e)(v);

(2) up to 14,215,116 shares of Common issued or issuable upon exercise of options or other purchase rights granted under the Corporation’s 2000 Stock Option Plan, 2010 Stock Option Plan, the 2017 Amendment and Restatement of the 2010 Stock Option Plan, as amended, or the Corporation’s Equity Incentive Plan, as it may be amended from time to time, to employees, officers, directors, or consultants of the Corporation and approved by the Board of Directors or a committee of the Board of Directors;

(3) all shares of Common or other securities (including options, warrants and other purchase rights) issued or to be issued to employees, officers, directors, consultants, affiliates or lenders of the Corporation (i) after receipt of written consent to such issuance from the holders of more than 60% of the then-outstanding Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, voting together as a single class, and (ii) approved by a Qualified Board Approval;

(4) Securities issued upon conversion or exercise of warrants issued by the Corporation outstanding as of the Effective Date and disclosed under the Senior Preferred Stock Purchase Agreement (as defined herein);

(5) Shares of common stock or other securities issued pursuant to warrant agreements to advisors, consultants, or existing stockholders to the extent such advisors, consultants or stockholders are providing advisory, consulting or other similar services to the Corporation at the time of such issuance; provided, however, that such issuance shall not exceed 200,000 shares of Securities per year;

(6) up to 5,786,828 additional shares of Series F Preferred to be issued in the aggregate from time to time with a Qualified Board Approval and at a price equal to or greater than $47.7561 per share (with it being understood that if any such shares of Series F Preferred that are issued for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors);

(7) up to 462,946 additional shares of Common to be issued pursuant to the Securities Purchase Agreement by and among the sellers party thereto, John Bowen, as the seller representative and the Corporation, dated August 23, 2019 (the “BankTEL Agreement”);

(8) up to 5,675,000 additional shares of Common to be issued in the aggregate from time-to-time with a Qualified Board Approval and at a price equal to or greater than $43.00 per share (with it being understand that if any such shares of Common that are issued for consideration in whole or in part other than cash, the consideration shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors);

(9) up to 2,722,166 shares of Senior Preferred issued pursuant to the Senior Preferred Stock Purchase Agreement by and among the Corporation and the Purchasers listed in Exhibit A thereto dated as of the Effective Date (the “Senior Preferred Stock Purchase Agreement”), along with such shares of Redeemable Preferred and Convertible Common as may be issued pursuant to the terms of this Certificate of Incorporation upon conversion of the Senior Preferred;

(10) Securities issued pursuant to those certain letter agreements by and between the Corporation and Neuberger Berman Investment Advisers LLC dated March 6, 2020 and the Corporation and Lone Pine Capital LLC dated March 6, 2020 and those certain letter agreements (which will be substantially in the same form as determined by the Board as the two letter agreements dated March 6, 2020 described above in this subsection (10)) to be executed by and between the Corporation and SMALLCAP World Fund, Inc. and American Funds Insurance Series Global Small Capitalization Fund (or an affiliate or affiliates of such entities) and by and between the Corporation and CPP Investment Board PMI-2 Inc. (or an affiliate or affiliates of such entity) following Qualified Board Approval and execution of such letters by the Corporation;

(11) up to 1,657,296 shares of Common to be issued from time to time in fulfillment of the Corporation’s “Pledge 1% Shares” as such term is defined in the June 24, 2021 resolutions of the Board of Directors of the Corporation; and

(12) for the abundance of clarity, the shares of Common to be issued in a Qualified Offering at a price equal to or greater than $12.253 per share.

Shares of Excluded Stock described in subdivision (2) of paragraph IV.E(2)(e)(ii) shall not be deemed to be outstanding for purposes of the computations of paragraph IV.E(2) above until actually issued.”

(iii) If the number of shares of Common outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common or by a subdivision or split-up of shares of Common, then, on the date such payment is made or such change is effective, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price shall each be appropriately decreased so that the number of shares of Common issuable on conversion of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be increased in proportion to such increase of outstanding shares. For the sake of clarity, the amendments made to paragraph IV.E(2)(a) in the Second Amended and Restated Certificate of Incorporation were made to satisfy the provisions of this paragraph IV.E(2)(e)(iii) related to the Forward Stock Split and the Forward Stock Split is covered by this paragraph IV.E(2)(e)(iii) for the purposes of paragraph IV.E(2)(e)(ii)(1) and no further adjustments shall be made in connection with the Forward Stock Split.

(iv) If the number of shares of Common outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common, then, on the effective date of such combination, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price shall each be appropriately increased so that the number of shares of Common issuable on conversion of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred shall be decreased in proportion to such decrease in outstanding shares.

(v) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall, if such event is not a Significant Transaction, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred into Common. The provisions of this paragraph IV.E(2)(e)(v) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

(vi) All calculations under this paragraph IV.E(2)(e) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f) Minimal Adjustments. No adjustment in a Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price need be made if such adjustment would result in a change of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price.

(g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price pursuant to paragraph IV.E(2)(e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred, Series C

Preferred, Series D Preferred, Series E Preferred or Series F Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Notwithstanding the foregoing, because the Corporation’s stockholders approved the Forward Stock Split and the adjustments of the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price based on the Forward Stock Split are set forth in this Certificate of Incorporation, the requirements set forth in the preceding sentence shall not be required for the Forward Stock Split. The Corporation shall, upon written request at any time of any holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, at the time in effect for the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred held, and (iii) the number of shares of Common and the amount if any, of other property which at the time would be received upon the conversion of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common solely for the purpose of effecting the conversion of the shares of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred such number of its shares of Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred; and if at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purpose.

(j) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement (as defined below).

(k) Action. The Corporation will not, by amendment of its charter documents or through any reorganization, recapitalization, consolidation, merger, dissolution, issuance or sale of securities or taking of any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph IV.E(2) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred against impairment.

3.	Redemption of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred.

(a) On or after the Redemption Date, any holder of Series E Preferred or Series F Preferred may provide a written request to the Corporation (a “Series E/F Redemption Notice”) to redeem any or all of the Series E Preferred or Series F Preferred, as applicable of such holder, at an amount equal to (i) for Series E Preferred (A) the Series E Price, minus (B) any dividends previously declared and paid to such holder in respect of such shares or (ii) for Series F Preferred (A) the Series F Price, minus (B) any dividends previously declared and paid to such holder in respect of such shares. Notwithstanding the foregoing, if the Corporation is in receipt of a Redeemable Preferred Election or Convertible Common Election at any time or has made a Corporation Redemption Election or Corporation Convertible Common Redemption Election when it has unpaid amounts to a holder of Series E Preferred or Series F Preferred that has submitted a Series E/F Redemption Notice, the Corporation shall subordinate its payment obligations to the holders of Series E Preferred or Series F Preferred to its payment obligations to the holders of Redeemable Preferred and/or Convertible Common, as the case may be, until the Board of Directors makes a determination that adequate provision has been made to redeem the Redeemable Preferred and/or Convertible Common, as the case may be, subject to the Redeemable Preferred Election, Convertible Common Election, Corporation Redemption Election or Corporation Convertible Common Redemption Election on a full and timely basis. The Corporation shall, upon each of the six month, twelve-month and eighteen month anniversary of its receipt of a Series E/F Redemption Notice, redeem for cash 1/3 of the shares of Series E Preferred or Series F Preferred, as the case may be, set forth in the Series E/F Redemption Notice; provided, that if a Series E/F Redemption Notice has been delivered in respect of shares of Series E Preferred and Series F Preferred, the Corporation shall first redeem all such shares of Series F Preferred before it redeems any shares of Series E Preferred. If the Corporation fails to timely redeem the Series E Preferred or Series F Preferred (as applicable) as set forth herein on any specified payment date, then the amount payable in respect of the Series E Preferred or Series F Preferred, as the case may be, as set forth herein shall be increased at the rate of 5.0% per annum, compounding quarterly, for the first twelve months from such specified payment date, and afterwards at a rate of 8.0% per annum, compounding quarterly, until such amount (including interest) shall be paid in full. Notwithstanding anything to the contrary herein, the holders of Series E Preferred and Series F Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full.

(b) On or after the Redemption Date, any holder of Series B Preferred, Series C Preferred, or Series D Preferred may provide a written request to the Corporation (a “Series B/C/D Redemption Notice”) to redeem any or all of the Series B Preferred, Series C Preferred or Series D Preferred, as applicable, of such holder, at an amount equal to (i) (A) $0.5220 per share of Series B Preferred, minus (B) any amounts previously distributed to such holder for such shares from declared and paid dividends, redemptions (whether voluntary or mandatory) or otherwise, (ii) (A) $1.07549 per share of Series C Preferred, minus (B) any amounts previously distributed to such holder for such shares from declared and paid dividends, redemptions (whether voluntary or mandatory) or otherwise, or (iii) (A) $6.82 per share of Series D Preferred, minus (B) any amounts previously distributed to such holder for such shares from declared and paid dividends, redemptions (whether voluntary or mandatory) or otherwise. The Corporation shall, upon each of the six month, twelve-month and eighteen month anniversary of its receipt of a Series B/C/D Redemption Notice, redeem for cash 1/3 of the shares of Series B Preferred, Series C Preferred or Series D Preferred, as applicable, set forth in the Series B/C/D Redemption Notice. Notwithstanding the foregoing, if the Corporation is in receipt of a Redeemable Preferred Election, Convertible Common Election, or Series E/F Redemption Notice at any time or has made a Corporation Redemption Election or Corporation Convertible Common Redemption Election when it has unpaid amounts to a holder of Series B Preferred, Series C Preferred or Series D Preferred that has submitted a Series B/C/D Redemption Notice, the Corporation shall subordinate its payment obligations to the holders of Series B Preferred, Series C Preferred or Series D Preferred to its payment obligations to the holders of Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred, as the case may be, until the Board of Directors makes a determination that adequate provision has been made to redeem the Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred, as the case may be, subject to the Redeemable Preferred Election, Convertible Common Election, Corporation Redemption Election, Corporation Convertible Common Redemption Election or Series E/F Redemption Notice on a full and timely basis. If the Corporation fails to timely redeem the Series B Preferred, Series C Preferred or Series D Preferred, as the case may be, as set forth herein on any specified payment date, then the amount payable in respect of the Series B Preferred, Series C

Preferred or Series D Preferred, as the case may be, as set forth herein shall be increased at the rate of 5.0% per annum, compounding quarterly, for the first twelve months from such specified payment date, and afterwards at a rate of 8.0% per annum, compounding quarterly, until such amount (including interest) shall be paid in full; provided, however, that no such interest shall accrue while the Corporation’s payment obligations to the holders of Series B Preferred, Series C Preferred or Series D Preferred are subordinated in accordance with the terms of this paragraph. Notwithstanding anything to the contrary herein, the holders of Series B Preferred, Series C Preferred and Series D Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full.

(c) Any Series E/F Redemption Notice or Series B/C/D Redemption Notice shall be sent by first class certified mail, return receipt requested, postage prepaid, to the Corporation at its then current address, with a copy of any notice or other communication sent by electronic mail.

(d) Once redeemed pursuant to the provisions of this paragraph IV.E(3), shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be cancelled and not subject to reissuance.

(e) If, after giving effect to the redemptions set forth in all then unfulfilled Redemption Notices (as defined below) received by the Corporation, such redemptions would cause the voting power of a stockholder of the Corporation to be 10% or more of the voting power of the Corporation (other than a stockholder where, in each Applicable Jurisdiction where, the applicable MTL Authority, as required by applicable law, has consented to (or duly received notice of) such stockholder (together with its affiliates) obtaining control of the Corporation within the meaning of applicable law or determined that consent is not necessary), the Corporation shall deliver to such stockholder written notice thereof (describing the requested redemptions, classes and/or series of shares, amounts and applicable redemption dates) at least sixty (60) days prior to consummating the redemption that causes such voting power threshold to be met. “Redemption Notice” shall mean each of a Series A Redemption Notice, Series B/C Redemption Notice, Series D/E Redemption Notice, Junior Series-1 Redemption Notice, Redeemable Preferred Election, Corporation Redemption Election, Convertible Common Election or Corporation Convertible Common Redemption Election.

4.	Series B, Series C, Series D, Series E and Series F Protective Provisions and Covenants.

(a) Approval of Series D Preferred. So long as any of the Series D Preferred shall be outstanding, the Corporation shall not without obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Series D Preferred:

(i) Preferred Terms. Adversely alter, modify or change the terms, rights, preferences or privileges of the shares of the Series D Preferred or amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would favorably affect the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, any other series of Preferred without similarly favorably affecting the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, the Series D Preferred; provided however, that any Excluded Action shall not be deemed to adversely alter or change the rights, preferences or privileges of the Series D Preferred and therefore shall not require the approval of the Series D Preferred voting as a class; or

(ii) Reclassification. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges senior to or on a parity with any such preference or priority of the Series D Preferred.

(b) Approval of Series B Preferred and Series C Preferred. So long as any of the Series B Preferred or Series C Preferred shall be outstanding, the Corporation shall not without obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Series B Preferred and Series C Preferred, voting together as a single class:

(i) Preferred Terms. Adversely alter, modify or change the terms, rights, preferences or privileges of the shares of the Series B Preferred or Series C Preferred or amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would favorably affect the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, any other series of Preferred without similarly favorably affecting the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, the Series B Preferred or Series C Preferred; provided however, that any Excluded Action shall not be deemed to adversely alter or change the rights, preferences or privileges of the Series B Preferred or Series C Preferred and therefore shall not require the approval of the Series B Preferred and Series C Preferred voting as a class; or

(ii) Reclassification. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges senior to or on a parity with any such preference or priority of the Series B or C Preferred.

(c) Approval of Series E Preferred. So long as the Series E Preferred shall be outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without obtaining the prior approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Series E Preferred:

(i) Preferred Terms. Adversely alter, modify or change the terms, rights, preferences or privileges of the shares of the Series E Preferred (other than an Excluded Action), or increase the number of Series E Preferred authorized or amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would favorably affect the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, any other series of Preferred without similarly favorably affecting the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, the Series E Preferred; or

(ii) Adverse Amendments. Amend any provision of that certain Eighth Amended and Restated Investor Rights Agreement of the Corporation (the “Investor Rights Agreement”) in a manner which adversely affects the rights of the Series E Preferred or the holders thereof; or

(iii) Create a New Class. (A) Adopt any Series Resolution or create any new class or series of Securities having preferences senior to or pari passu with the Series E Preferred as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges, or (B) authorize or issue any Securities of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Securities other than, in the case of all of the above actions, stock junior to the Series E Preferred in preference and priority as to liquidation preference, redemption, dividends or assets and as to any other rights, powers, preferences or privileges; or

(iv) Reclassification. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends, or assets or as to any other rights, powers, preferences or privileges senior to or on a parity with any such preference or priority of the Series E Preferred; or

(v) Merger, Consolidation, Sale of Assets. Other than with respect to any transaction arising in connection with a redemption request pursuant to paragraph IV.H(2), enter into or agree to any (A) sale or purchase of assets outside the ordinary course of the Corporation in one or more series of related transactions involving payments to or from the Corporation in excess of the greater of (i) $100,000,000 in the aggregate or (ii) 30% of the Corporation’s Available Cash (as defined below) as of the date of such transaction or series of related transactions or (B) Significant Transaction, except to the extent that in connection with such transaction each outstanding share of Series E Preferred receives in cash at least an amount equal to (i) $31.43 per share, minus (ii) an amount equal to any dividends actually paid in respect of such share of Series E Preferred. As used herein, “Available Cash”, means, as of any date of determination, cash on hand of the Corporation or available under the Corporation’s loan agreements or lines of credit as of such date, less (i) the amount of cash necessary or advisable (as determined in good faith by the Board of Directors) to provide for the proper conduct of the Corporation’s business (including the payment of operating expenses and taxes), (ii) reserves established by the Board of Directors to fund the foregoing amounts and for future capital expenditures and anticipated credit needs for the next twelve months (as determined in good faith by the Board of Directors), excluding for the purposes of this (ii) all capitalized leases and (y) the amount of cash necessary or advisable (as determined in good faith by the Board of Directors) for the Corporation to comply with applicable law and any of Corporation’s debt instruments or other agreements; or

(vi) Payment of Dividends. Purchase or redeem, or pay any dividend with respect to, or make any distributions on, any shares of capital stock of the Corporation, other than (A) dividends payable pursuant to paragraphs IV.G(1) and IV.H(1), (B) dividends payable solely in shares of Common, (C) the redemption of Preferred as expressly set forth herein, or (D) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at a price not to exceed the then-current fair market value thereof as approved by the Board of Directors (not to exceed 80,000 shares in any given calendar year); or

(vii) Indebtedness. Pledge any assets or directly or indirectly, create, incur, assume, have outstanding or be or remain liable with respect to any indebtedness or obligation in excess of, as of any date of determination, an amount equal to, in the aggregate, 4.0 multiplied by the last twelve months of EBITDA of the Corporation, if any, preceding such date of determination, in any single transaction or series of related transactions, excluding, for purposes of the foregoing calculation, indebtedness or obligations existing under, available (whether committed or uncommitted) under or permitted by the financing contemplated by (collectively, the “New Permitted Debt”) that certain Credit and Guaranty Agreement dated as of the Effective Date (as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, the “New Credit Agreement”) among the Corporation, AvidXchange Financial Services, Inc., a Delaware corporation, Piracle, Inc., a Utah corporation, Strongroom Solutions, Inc., a Texas corporation, Ariett Business Solutions, Inc., a Massachusetts corporation, and AFV Holdings One, Inc., a North Carolina corporation, certain other subsidiaries of the Corporation as borrowers or Guarantors thereunder from time to time, certain financial institutions as Lenders thereunder, the collateral agent and administrative agent thereunder, the joint lead arrangers thereunder, and the joint book runners thereunder, or (ii) in the event the Corporation enters into a debt facility in replacement of the New Credit Agreement in compliance with this subsection (b)(ii) (the “Replacement Credit Facility”), any amounts existing under, available (whether committed or uncommitted) under, or permitted by such Replacement Credit Facility (the “Replacement Permitted Debt”) provided that the Replacement Credit Facility (including the debt negative covenant thereunder) shall, in the aggregate (other than in respect of customary fees and changes in interest rates), be materially consistent with the New Credit Agreement; provided, that this subsection (b) shall not prohibit the Corporation from entering into the Replacement Credit Facility provided that such facility does not increase the aggregate principal amount of the loans available by more than $25,000,000 in the aggregate more than the original aggregate principal amount available (whether committed or uncommitted) as of the Effective Date under the New Credit Agreement; provided, further the Corporation will not increase the principal amounts of the loans available under the New Permitted Debt by more than $100,000,000 in the aggregate from the amounts that are available (whether committed or uncommitted) or permitted by the New Permitted Debt as of the Effective Date without the approval of the holders of a majority of the Series E Preferred as provided herein; or

(viii) Related Parties. Except for employment related arrangements in the ordinary course of business, enter into any material transaction or agreement, including without limitation any lease or other rental or purchase agreement or any agreement providing for loans or extensions of credit by or to the Corporation, or any modification of any of the foregoing (“contract”), with any person or entity which is a shareholder, officer or director of the Corporation, a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such person or entity (hereinafter referred to as a “Related Party”) or with respect to which any Related Party has or is to have a direct or indirect material interest, unless such contract is on terms no less favorable to the Corporation than would be obtained in a transaction with a person that is not a Related Party and has been approved by no less than a majority of the number of directors constituting the whole Board of Directors or the Audit Committee of the Board of Directors (excluding for both the Board or the Committee, as the case may be, any member having a direct or indirect interest in the contract in question), excluding, in each case, contracts in effect on July 21, 2015 and disclosed to the holders of Series E Preferred; or

(ix) Corporate Existence. Liquidate, dissolve or wind up the Corporation; or

(x) Non-Wholly Owned Subsidiary. Create or cause or permit any subsidiary of the Corporation to become, a non-wholly owned subsidiary of the Corporation.

(d) Approval of Series F Preferred. So long as any shares of Series F Preferred shall be outstanding, and subject to paragraph IV.E(4)(e), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without obtaining the prior approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Series F Preferred:

(i) Preferred Terms. Adversely alter, modify or change the terms, rights, preferences or privileges of the shares of the Series F Preferred (other than an Excluded Action), or increase the number of Series F Preferred authorized, or amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would favorably affect the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, any other series of Preferred without similarly favorably affecting the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, the Series F Preferred; or

(ii) Adverse Amendments. Amend any provision of the Investor Rights Agreement in a manner which adversely affects the rights of the Series F Preferred or the holders thereof; or

(iii) Create a New Senior Class. (A) Adopt any Series Resolution or create any new class or series of Securities having preferences senior to the Series F Preferred as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges, or (B) authorize or issue any Securities of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Securities other than, in the case of all of the above actions, stock junior to or pari passu with the Series F Preferred in preference and priority as to liquidation preference, redemption, dividends or assets and as to any other rights, powers, preferences or privileges; or

(iv) Reclassification to Senior. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends, or assets or as to any other rights, powers, preferences or privileges senior to any such preference or priority of the Series F Preferred; or

(v) Corporate Existence. Liquidate, dissolve or wind up the Corporation; or

(vi) Create a New Pari Passu Class. (A) Adopt any Series Resolution or create any new class or series of Securities having preferences pari passu with the Series F Preferred as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges, or (B) authorize or issue any Securities of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Securities other than, in the case of all of the above actions, stock junior to the Series F Preferred in preference and priority as to liquidation preference, redemption, dividends or assets and as to any other rights, powers, preferences or privileges; or

(vii) Reclassification to Pari Passu. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends, or assets or as to any other rights, powers, preferences or privileges on a parity with any such preference or priority of the Series F Preferred; or

(viii) Merger, Consolidation, Sale of Assets. Other than with respect to any transaction arising in connection with a redemption request pursuant to paragraph IV.H(2), enter into or agree to any (A) sale or purchase of assets outside the ordinary course of the Corporation in one or more series of related transactions involving payments to or from the Corporation in excess of the greater of (i) $100,000,000 in the aggregate or (ii) 30% of the Corporation’s Available Cash as of the date of such transaction or series of related transactions or (B) Significant Transaction, except to the extent that in connection with such transaction each outstanding share of Series F Preferred receives in cash at least an amount equal to (i) $60.4545 per share, minus (ii) an amount equal to any dividends actually paid in respect of such share of Series F Preferred; or

(ix) Payment of Dividends. Purchase or redeem, or pay any dividend with respect to, or make any distributions on, any shares of capital stock of the Corporation, other than (A) dividends payable pursuant to paragraphs IV.G(1) and IV.H(1), (B) dividends payable solely in shares of Common, (C) the redemption of Preferred as expressly set forth herein, or (D) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at a price not to exceed the then-current fair market value thereof as approved by the Board of Directors (not to exceed 80,000 shares in any given calendar year); or

(x) Indebtedness. Pledge any assets or directly or indirectly, create, incur, assume, have outstanding or be or remain liable with respect to any indebtedness or obligation in excess of, as of any date of determination, an amount equal to, in the aggregate, 4.0 multiplied by the last twelve months of EBITDA of the Corporation, if any, preceding such date of determination, in any single transaction or series of related transactions, excluding, for purposes of the foregoing calculation, indebtedness or obligations existing under, available (whether committed or uncommitted) under or permitted by the New Permitted Debt and the Replacement Permitted Debt; provided, that the Replacement Credit Facility (including the debt negative covenant thereunder) shall, in the aggregate (other than in respect of customary fees and changes in interest rates), be materially consistent with the New Credit Agreement; provided, that the foregoing shall not prohibit the

Corporation from entering into a Replacement Credit Facility provided that such facility does not increase the aggregate principal amount of the loans available by more than $25,000,000 in the aggregate more than the original aggregate principal amount available (whether committed or uncommitted) as of the Effective Date under the New Credit Agreement; provided, further the Corporation will not increase the principal amounts of the loans available under the New Permitted Debt by more than $100,000,000 in the aggregate from the amounts that are available (whether committed or uncommitted) or permitted by the New Permitted Debt as of the Effective Date without the approval of the holders of a majority of the Series F Preferred as provided herein; or

(xi) Related Parties. Except for employment related arrangements in the ordinary course of business, enter into any material transaction or agreement, including without limitation any lease or other rental or purchase agreement or any agreement providing for loans or extensions of credit by or to the Corporation, or any modification of any of the foregoing (“contract”), with any person or entity which is a shareholder, officer or director of the Corporation, a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such person or entity (hereinafter referred to as a “Related Party”) or with respect to which any Related Party has or is to have a direct or indirect material interest, unless such contract is on terms no less favorable to the Corporation than would be obtained in a transaction with a person that is not a Related Party and has been approved by no less than a majority of the number of directors constituting the whole Board of Directors or the Audit Committee of the Board of Directors (excluding for both the Board or the Committee, as the case may be, any member having a direct or indirect interest in the contract in question), excluding, in each case, contracts in effect on the Effective Date and disclosed to the holders of Series F Preferred; or

(xii) Non-Wholly Owned Subsidiary. Create or cause or permit any subsidiary of the Corporation to become, a non-wholly owned subsidiary of the Corporation.

The matters referred to in clauses (vi) through (xii) this paragraph IV.E(4)(d) are each referred to herein as a “Series F Qualified Voting Matter”).

(e) Adjustment of Series F Voting with respect to Series F Qualified Voting Matters.

(i) Certain Definitions. For the purposes of this paragraph IV.E(4)(e), the following definitions shall apply:

(1) “Applicable Jurisdiction” means each legal jurisdiction (whether state, federal, foreign or otherwise) in (A) which the Corporation has either, as of the most recent date the Series F Holder has acquired shares of Series F Preferred (x) been licensed or approved as a money transmitter by the governmental regulatory authority overseeing such matters (with respect to such jurisdiction, the “MTL Authority”) or (y) submitted an application requesting licensing or approval from the MTL Authority as of such date (unless such license or approval has not been obtained as of thirty (30) days after such date) and (B) which “control” of a licensed money transmitter is defined by (x) a percentage of a “class of voting securities” (or similar terminology) (a “Voting Securities Jurisdiction”) or (y) a “controlling influence” (or similar terminology) (a “Controlling Influence Jurisdiction”), and, in each case, consent or notice relating to a change of “control” is required.

(2) “Applicable Limit” means, with respect to a Series F Holder, (A) the lowest percentage of ownership of a “class of voting securities” (or similar terminology) that constitutes control of a money transmitter in any Voting Securities Jurisdiction or (B) twenty-five percent (25%) in any Controlling Influence Jurisdiction that does not also define control as a percentage of a “class of voting securities” (or similar terminology) of less than twenty-five percent (25%), excluding in each case any Applicable Jurisdiction where the applicable MTL Authority, as required by applicable law, has consented to (or duly received notice of) such Series F Holder (together with its affiliates) obtaining control of the Corporation within the meaning of applicable law or determined that consent is not necessary or the Corporation and such Series F Holder have determined that consent is not necessary.

(3) “Applicable Share Limit” means, with respect to a Series F Holder, the product of (x) such Series F Holder’s Applicable Limit and (y) the number of outstanding shares of Series F Preferred, minus one share of Series F Preferred.

(4) “Control Restricted Holder” means each Series F Holder for which there exists an Applicable Jurisdiction in which (i) the applicable MTL Authority has not, as required by applicable law, consented to (or duly received notice of) such Series F Holder (together with its affiliates) obtaining control of the Corporation within the meaning of applicable law, or the Corporation or the applicable MTL Authority has determined that consent is not necessary and (ii) the number of votes such Series F Holder would be entitled to cast in respect of its shares of Series F Preferred, as compared to the total number of votes all Series F Holders would be entitled to in respect of their shares of Series F Preferred, in each case, absent operation of this paragraph IV.E(4)(e), would meet or exceed (x) in a Voting Securities Jurisdiction, the percentage of ownership of a “class of voting securities” (or similar terminology) sufficient for obtaining control of the Corporation in such Voting Securities Jurisdiction or (y) in a Controlling Influence Jurisdiction that does not also define control as a percentage of a “class of voting securities” (or similar terminology) of less than twenty-five percent (25%), twenty-five percent (25%).

(5) “Series F Holder” means each holder of record of shares of Series F Preferred.

(6) “Unrestricted Holder” means each holder of record of shares of Series F Preferred that is not a Control Restricted Holder.

(ii) Adjustment of Votes. Notwithstanding paragraph IV.E(4)(d), with respect to any Series F Qualified Voting Matter, the number of votes each Series F Holder shall be entitled to cast with respect to a request for approval (by vote or written consent, as provided by law) of the holders of the outstanding shares of Series F Preferred pursuant to such paragraph shall be adjusted as follows:

(1) If, as of the time such approval is requested, there is at least one Unrestricted Holder, (x) each Series F Holder that is then a Control Restricted Holder shall be entitled to the number of votes equal to the lesser of (A) the number of votes such holder would ordinarily be entitled to in respect of its shares of Series F Preferred and (B) such Control Restricted Holder’s Applicable Share Limit and (y) the aggregate votes that the Control Restricted Holders would be entitled to cast, in the aggregate, under clause (A) but for the limits of clause (B), if any, shall be reallocated proportionally among the Unrestricted Holders (with the largest Unrestricted Holder in terms of shares of Series F Preferred held entitled to any fractional votes resulting from such allocation). In no event shall an Unrestricted Holder receive an allocation that would make it a Control Restricted Holder. If any votes remain, such votes shall be allocated to a designee of the Board of Directors to vote in accordance with the manner determined by the Board of Directors with respect to such Series F Qualified Voting Matter but not to any Series F Holder that already holds its Applicable Share Limit. By way of illustration:

	Votes	Vote%	Applicable Limit	Vote Reduction		Vote Rellocation	Adj. Votes	Adj. Vote %
Unrestricted Holder A	300	30%	N/A	N/A		190	490	49.0%
Unrestricted Holder B	100	10%	N/A	N/A		63	163	16.3%
Control Restricted Holder A	200	20%	10%		101		99	9.9%
Control Restricted Holder B	200	20%	10%		101		99	9.9%
Control Restricted Holder C	200	20%	15%		51		149	14.9%

Totals:	1,000	100%			253	253	1000	100%

(2) If, as of the time such approval is requested, there is no Unrestricted Holder, (x) each Series F Holder shall be entitled to the number of votes equal to the lesser of (A) the number of votes such holder would ordinarily be entitled to in respect of its shares of Series F Preferred and (B) such Series F Holder’s Applicable Share Limit, (y) the aggregate votes that the Series F Holders would be entitled to cast under clause (A) but for the limits of clause (B), shall be allocated among each Series F Holder that holds fewer shares than its Applicable Share Limit (a “Below Limit Series F Holder”), sequentially in order of Below Limit Series F Holders by the greatest to least number of shares of Series F held, until each successive Below Limit Series F Holder is entitled to the number of votes equal to such Below Limit Series F Holder’s Applicable Shares Limit and (z) if any votes remain, such votes shall be allocated to a designee of the Board of Directors to vote in accordance with the manner determined by the Board of Directors with respect to such Series F Qualified Voting Matter but not to any Series F Holder that already holds its Applicable Share Limit. By way of illustration:

	Votes	Percent	Applicable Limit	Vote Reduction	Max Add. Votes	Vote Rellocation	Adj. Votes	Adj. Vote %
Control Restricted Holder A*	225	19%	30%	-	134	134	359	29.9%
Control Restricted Holder B*	175	15%	30%	-	184	70	245	20.4%
Control Restricted Holder C	200	17%	15%	21			179	14.9%
Control Restricted Holder D	200	17%	15%	21			179	14.9%
Control Restricted Holder E	200	17%	10%	81			119	9.9%
Control Restricted Holder F	200	17%	10%	81			119	9.9%

Totals:	1,200	100%		204		204	1200	100%

*	Below Limit Series F Holder for purposes of this illustration

(3) For the avoidance of doubt, (x) if, at the time a request for approval (by vote or written consent, as provided by law) of the holders of the outstanding shares of Series F Preferred is requested for a Series F Qualified Voting Matter, there are no Control Restricted Holders, then this paragraph IV.E(4)(e) shall not apply and (y) a Series F Holder may become a Control Restricted Holder as a result of the redemption or repurchase by the Corporation of shares of its capital stock from other stockholders and thereafter this paragraph IV.E(4)(e) shall apply.

(f) Covenants. So long as any of the Series E Preferred shall be outstanding, the Corporation shall make available the following reports to holders of the Series E Preferred and so long as any of the Series F Preferred shall be outstanding, the Corporation shall make available the following reports to holders of the Series F Preferred:

(i) Annual Financial Statements. As soon as practicable, but in any event within 120 days after the end of each fiscal year of the Corporation, a consolidated statement of earnings for such fiscal year, a consolidated balance sheet of the Corporation as of the end of such year, and a consolidated statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by an independent public accounting firm selected by the Audit Committee of the Board of Directors.

(ii) Quarterly Financial Statements. Within 60 days of the end of each calendar quarter, an unaudited statement of earnings, balance sheet and statement of cash flow for or as of the end of such quarter, in reasonable detail.

(iii) Budgets. As soon as practicable, but in any event within 30 days after the beginning of each relevant fiscal year of the Corporation, a budget for such fiscal year as approved by the Corporation’s Board of Directors.

(iv) Other Information. Copies of all information and reports delivered to the Corporation’s lenders simultaneous with or immediately following the delivery of such information or reports to the Corporation’s lenders.

The Corporation shall permit each holder of Series F Preferred, Series E Preferred, Series D Preferred, Series C Preferred, and Series B Preferred, at such holder’s expense, to visit and inspect the Corporation’s properties; examine its books of account and records; and discuss the Corporation’s affairs, finances, and accounts with its officers, during normal business hours of the Corporation as may be reasonably requested by such holder.

5.	Future Financings.

(a) Preemptive Right. The Corporation grants to each holder of shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and/or Series F Preferred (each, a “Series B/C/D/E/F Holder”) a preemptive right to purchase such Series B/C/D/E/F Holder’s pro-rata share, as defined below, of any equity securities of the Corporation or any of its subsidiaries, including shares of Common and/or Preferred and/or securities of any type convertible into, or entitling the holder thereof to purchase shares of, Common or Preferred (collectively, the “Securities”), proposed to be issued by the Corporation subsequent to the date hereof. Such Series B/C/D/E/F Holder’s “pro-rata share” shall be that portion of the Securities proposed to be issued which bears the same relation to all of the Securities proposed to be issued as the Securities held by such Series B/C/D/E/F Holder (on an as-converted basis) bear to all outstanding shares of the Common and the Convertible Common, on an as converted to Common basis, combined (assuming for the purposes of such calculation the conversion of all outstanding securities which are convertible into Common without payment of additional consideration, and, if the Senior Preferred are still outstanding, the total number of shares of Convertible Common that would be issuable assuming a conversion of the Senior Preferred on such date pursuant to paragraph IV.G(2), including those held by the Series B/C/D/E/F Holder), all determined immediately prior to the offering of the Securities. For the avoidance of doubt, the preemptive right in this paragraph IV.E(5)(a) shall be combined, if applicable, with those preemptive rights set forth in paragraphs IV.D(5)(a), IV.G(4) and IV.I(2)(g) if such Series B/C/D/E/F Holder also is a Major Series A Holder, Senior Preferred Holder and/or Convertible Common Holder such that, (i) pursuant to this paragraph IV.E(5)(a), the Series B/C/D/E/F Holder will receive a preemptive right for its pro rata share based on its ownership of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and/or Series F Preferred, (ii) pursuant to paragraph IV.D(5)(a), its pro rata share based on its ownership of Series A Preferred, (iii) pursuant to paragraph IV.G(4), its pro rata share based on its ownership of Senior Preferred, and (iv) pursuant to paragraph IV.I(2)(g), its pro rata share based on its ownership of Convertible Common (to the extent applicable).

(b) Notice. In the event that the Corporation proposes to undertake an issue of Securities, it shall deliver to each Series B/C/D/E/F Holder written notice of its intention, describing such Securities, specifying each Series B/C/D/E/F Holder’s pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the “Option Notice”). For a period of twenty (20) days following the receipt of the Option Notice, each Series B/C/D/E/F Holder shall have the right to elect, by written notice to the Corporation, to purchase all or any portion of such Series B/C/D/E/F Holder’s pro rata share of the Securities described in the Option Notice. The closing of any sale pursuant to this paragraph IV.E(5)(b) shall occur within ninety (90) days of the date that the Option Notice is given.

(c) Sale by the Corporation. If all of the Securities are not elected to be purchased or acquired as provide in paragraph IV.E(5)(b) then, during the 90 day period following the expiration of the periods set forth in paragraph IV.E(5)(b), the Corporation may sell, free of any preemptive right on such Series B/C/D/E/F Holder’s part, the portion of such Series B/C/D/E/F Holder’s pro-rata shares not purchased pursuant to such preemptive right, upon the same terms specified in the Option Notice. If the Corporation does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Securities shall not be offered unless first reoffered to the Series B/C/D/E/F Holders in accordance with this paragraph IV.E(5).

(d) Exceptions. The preemptive right granted under this Paragraph IV.E(5) shall not apply to (i) the Excluded Stock or (ii) Securities issued for non-cash consideration, or as a so-called “equity feature” (such as a warrant) of a transaction primarily involving debt securities or indebtedness for borrowed money, or pursuant to a merger or acquisition transaction, in each case, approved by a Qualified Board Approval.

F.	Terms of Junior Series-1 Preferred.

There is hereby created a series of Four Hundred Thousand (400,000) shares of Preferred designated “Junior Series-1 Convertible Preferred” (the “Junior Series-1 Preferred”) having the following powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

1.	Junior Series-1 Dividends.

Subject to paragraphs IV.E(1), IV.E(4)(c), IV.E(4)(d), IV.G(1) and IV.H(1), no dividend or distribution of cash, capital stock or otherwise shall be declared or paid on the Common unless prior to or simultaneously with such declaration, a dividend or distribution is declared and paid on each share of Junior Series-1 Preferred in an amount equal to or greater than the amount that would have been received by the holders of the Junior Series-1 Preferred had such holders, on the record date for the Common dividend or distribution, held the number of shares of Common into which the Junior Series-1 Preferred would have been convertible upon conversion hereunder.

2.	Junior Series-1 Conversion.

The Junior Series-1 Preferred shall be convertible into Common, as follows:

(a) Right to Convert. Each share of Junior Series-1 Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into the number of shares of Common which results from dividing the Junior Series-1 Conversion Price (as defined below) per share in effect at the time of conversion into the “Junior Series-1 Conversion Value” per share. The number of shares of Common into which a share of Junior Series-1 Preferred is convertible is hereinafter referred to as the “Junior Series-1 Conversion Rate.” As of the Forward Stock Split Effective Time and taking into account the Forward Stock Split and the provisions of paragraph IV.F(2)(e)(ii), the Junior Series-1 Conversion Value is $12.02, the Junior Series-1 Conversion Price per share of Junior Series-1 Preferred (the “Junior Series-1 Conversion Price”) is $3.005 and the Junior Series-1 Conversion Rate is 4. The Junior Series-1 Conversion Price shall be subject to adjustment as hereinafter provided.

(b) Automatic Conversion. Each share of Junior Series-1 Preferred shall automatically be converted into shares of Common at the then effective Junior Series-1 Conversion Rate immediately prior to the closing of a Qualified Offering.

(c) Mechanics of Conversion. Before any holder of Junior Series-1 Preferred shall be entitled to convert the same into shares of Common as provided in paragraph IV.F(2)(a), he shall surrender the certificate or certificates therefor, duly endorsed (or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates), at the office of the Corporation and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Junior Series-1 Preferred a certificate or certificates, or at the Corporation’s election, provide a statement that such shares are now held on the Corporation’s stock records in a book entry position, for the number of shares of Common to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Junior Series-1 Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

In the event of an automatic conversion pursuant to paragraph IV.F(2)(b), the outstanding shares of Junior Series-1 Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates, or at the Corporation’s election, a statement of book entry position, evidencing the shares of Common issuable upon such automatic conversion unless the certificates evidencing such shares of Junior Series-1

Preferred are either delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Junior Series-1 Preferred, a certificate or certificates, or at the Corporation’s election, a statement of book entry position, for the number of shares of Common to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common. Such conversion shall be deemed to have been made immediately prior to and shall be contingent upon the closing of a Qualified Offering, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

(d) Fractional Shares. No fractional shares of Common shall be issued upon conversion of the Junior Series-1 Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Junior Series-1 Conversion Price.

(e) Adjustment of Junior Series-1 Conversion Price. The Junior Series-1 Conversion Price shall be subject to adjustment from time to time as follows:

(i) [Reserved]

(ii) If the number of shares of Common outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common or by a subdivision or split-up of shares of Common, then, on the date such payment is made or such change is effective, the Junior Series-1 Conversion Price shall be appropriately decreased so that the number of shares of Common issuable on conversion of the Junior Series-1 Preferred shall be increased in proportion to such increase of outstanding shares. For the sake of clarity, the amendments made to paragraph IV.F(2)(a) in the Second Amended and Restated Certificate of Incorporation were made to satisfy the provisions of this paragraph IV.F(2)(e)(ii) related to the Forward Stock Split and no further adjustments shall be made in connection with the Forward Stock Split.

(iii) If the number of shares of Common outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common, then, on the effective date of such combination, the Junior Series-1 Conversion Price shall be appropriately increased so that the number of shares of Common issuable on conversion of the Junior Series-1 Preferred shall be decreased in proportion to such decrease in outstanding shares.

(iv) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Junior Series-1 Preferred shall, if such event is not a Significant Transaction, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Junior Series-1 Preferred into Common. The provisions of this paragraph IV.F(2)(e)(iv) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

(v) All calculations under this paragraph IV.F(2)(e) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f) Minimal Adjustments. No adjustment in a Junior Series-1 Conversion Price need be made if such adjustment would result in a change in a Junior Series-1 Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Junior Series-1 Conversion Price.

(g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Junior Series-1 Conversion Price pursuant to paragraph IV.F(2)(e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Junior Series-1 Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Notwithstanding the foregoing, because the Corporation’s stockholders approved the Forward Stock Split and the adjustment of the Junior Series-1 Conversion Price based on the Forward Stock Split is set forth in this Certificate of Incorporation, the requirements set forth in the preceding sentence shall not be required for the Forward Stock Split. The Corporation shall, upon written request at any time of any holder of Junior Series-1 Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Junior Series-1 Conversion Price at the time in effect for the Junior Series-1 Preferred held, and (iii) the number of shares of Common and the amount if any, of other property which at the time would be received upon the conversion of the Junior Series-1 Preferred.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Junior Series-1 Preferred at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common solely for the purpose of effecting the conversion of the shares of the Junior Series-1 Preferred such number of its shares of Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Junior Series-1 Preferred; and if at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all then outstanding shares of the Junior Series-1 Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purpose.

(j) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Junior Series-1 Preferred shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement.

(k) Action. The Corporation will not, by amendment of its charter documents or through any reorganization, recapitalization, consolidation, merger, dissolution, issuance or sale of securities or taking of any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph IV.F(2) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Junior Series-1 Preferred against impairment.

3.	Redemption of Junior Series-1 Preferred.

(a) On or after the Redemption Date, any holder of Junior Series-1 Preferred may provide a written request to the Corporation (a “Junior Series-1 Redemption Notice”) to redeem any or all of the Junior Series-1 of such holder at an amount equal to (i) $12.02 per share, minus (ii) any amounts previously distributed to such holder for such shares from declared and paid dividends, redemptions (whether voluntary or mandatory) or otherwise. The Corporation shall, upon each of the six month, twelve-month and eighteen month anniversary of its receipt of a Junior Series-1 Redemption Notice, redeem for cash 1/3 of the shares of Junior Series-1 set forth in the Junior Series-1 Redemption Notice. Notwithstanding the foregoing, if the Corporation is in receipt of a Redeemable Preferred Election, Convertible Common Election, or Series E/F Redemption Notice at any time or has made a Corporation Redemption Election or Corporation Convertible Common Redemption Election when it has unpaid amounts to a holder of Junior Series-1 Preferred that has submitted a Junior Series-1 Redemption Notice, the Corporation shall subordinate its payment obligations to the holders of Junior Series-1 Preferred to its payment obligations to the holders of Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred, as the case may be, until the Board of Directors makes a determination that adequate provision has been made to redeem the Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred, as the case may be, subject to the Redeemable Preferred Election, Convertible Common Election, Corporation Redemption Election, Corporation Convertible Common Redemption Election or Series E/F Redemption Notice on a full and timely basis. If the Corporation fails to timely redeem the Junior Series-1 Preferred as set forth herein on any specified payment date, then the amount payable in respect of the Junior Series-1 Preferred as set forth herein shall be increased at the rate of 5.0% per annum, compounding quarterly, for the first twelve months from such specified payment date, and afterwards at a rate of 8.0% per annum, compounding quarterly, until such amount (including interest) shall be paid in full; provided, however, that no such interest shall accrue while the Corporation’s payment obligations to the holders of Junior Series-1 Preferred are subordinated in accordance with the terms of this paragraph. Notwithstanding anything to the contrary herein, the holders of Junior Series-1 Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full.

(b) Any Junior Series-1 Redemption Notice shall be sent by first class certified mail, return receipt requested, postage prepaid, to the Corporation at its then current address, with a copy of any notice or other communication sent by electronic mail.

(c) Once redeemed pursuant to the provisions of this paragraph IV.F(3), shares of Junior Series-1 Preferred shall be cancelled and not subject to reissuance.

4.	Junior Series-1 Protective Provisions.

So long as any of the Junior Series-1 Preferred shall be outstanding, the Corporation shall not without obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Junior Series-1 Preferred:

(a) Change of Rights. Materially and adversely alter or change the rights, preferences or privileges of the Junior Series-1 Preferred; provided however, that any Excluded Action shall not be deemed to materially and adversely alter or change the rights, preferences or privileges of the Junior Series-1 Preferred and therefore shall not require the approval of the Junior Series-1 Preferred voting as a class; or

(b) Reclassification. Reclassify any class or series of any Common into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Junior Series-1 Preferred.

G.	Terms of Senior Preferred.

There is hereby created a series of Two million seven hundred and twenty two thousand one hundred and sixty six (2,722,166) shares of Preferred designated “Senior Convertible Preferred” (the “Senior Preferred”) having the following powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

1. Senior Preferred Dividends. The holders of Senior Preferred shall be entitled to receive cumulative dividends at the rate of 12% of the applicable Senior Base Amount (as defined below) per share per annum (appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like, but for the sake of clarity, not adjusted for the Forward Stock Split) on each outstanding share of Senior Preferred payable in cash out of funds legally available therefore (the “Senior Dividend”), which dividends shall accrue and accumulate daily and be compounded quarterly, whether or not such dividends are declared by the Board of Directors or paid. The Board of Directors shall have the right to pay any portion of the accrued Senior Dividend at any time and the Senior Dividend shall be payable only when, as and if declared by the Board of Directors, but the Senior Dividend shall be payable in preference to any declaration or payment of any dividend on the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred, the Series F Preferred, the Junior Series-1 Preferred, the Convertible Common and the Common (collectively, the “Other Junior Stock”). The “Senior Base Amount” equals $47.7561 per share (appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like, but for the sake of clarity, not adjusted for the Forward Stock Split) (the “Senior Original Issue Price”) plus all accrued, but unpaid dividends as of the applicable date of determination. After the foregoing dividends on the Senior Preferred shall have been paid, then the Corporation may (when, as and if declared by the Board of Directors) declare and distribute dividends among the holders of Senior Preferred, the holders of the other series of Preferred and the holders of Common pro rata based on the number of shares of Common held by each, determined on an as-if-converted basis (assuming full conversion of all such Senior Preferred and Convertible Common) as of the record date with respect to the declaration of such dividends.

2. Senior Preferred Conversion. Shares of Senior Preferred shall be converted into Convertible Common and Redeemable Preferred in accordance with the following:

(a) Voluntary Conversion. Upon the written election of at least a majority of the outstanding shares of Senior Preferred (a “Senior Majority”), and without payment of any additional consideration, all of the outstanding shares of Senior Preferred shall be converted into fully paid and nonassessable shares of Redeemable Preferred and Convertible Common as follows: (i) that number of shares of Senior Preferred equal to the quotient of (A) the Senior Accrued Preference Amount (but for the purposes of this calculation, ignoring subsection (A)(ii) in the definition of Senior Accrued Preference Amount) for all such shares of Senior Preferred, divided by (B) $1,000, shall convert at a one-to-one ratio (each such amount appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like, but for the sake of clarity, not adjusted for the Forward Stock Split) into fully paid and nonassessable shares of Redeemable Preferred (the “Redeemable Conversion Rate”), and (ii) each remaining share of Senior Preferred after the conversion set forth in (i) above is complete (collectively, such shares, the “Remaining Senior Preferred”) shall be converted into a number of shares of Convertible Common equal to the quotient of (A) Convertible Common Number, divided by and (B) the number of shares of Remaining Senior Preferred (the “Common Conversion Rate”). The “Convertible Common Number” equaled 696,402 prior to the Forward Stock Split Effective Time and as of the Forward Stock Split Effective Time and taking into account the Forward Stock Split equals 2,785,608 (appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like); Any election by a Senior Majority pursuant to this Section G.2(a) shall be made by written notice to the Corporation and the other holders of Senior Preferred, and such notice may be given at any time after the first issuance of Senior Preferred (the “Senior Closing Date”) through and including the time which is immediately prior to the closing of any Liquidation Event or Significant Transaction. Upon such election, all holders of the Senior Preferred shall be deemed to have elected to voluntarily convert all outstanding shares of Senior Preferred into shares of Redeemable Preferred and Convertible Common pursuant to this paragraph IV.G(2)(a) and such election shall bind all holders of Senior Preferred.

(b) Automatic Conversion. Upon the occurrence of an Auto Conversion Event (as defined below), all shares of Senior Preferred shall automatically be converted, without the payment of any additional consideration, into fully paid and nonassessable shares of Redeemable Preferred and Convertible Common as follows: (i) that number of shares of Senior Preferred equal to the quotient of (A) the Senior Accrued Preference Amount (but for the purposes of this calculation ignoring subsection (A)(ii) in the definition of Senior Accrued Preference Amount) for all such shares of Senior Preferred, divided by (B) $1,000, shall convert at the Redeemable Conversion Rate, and (b) each share of Remaining Senior Preferred shall be converted into shares of Convertible Common at the Common Conversion Rate. An “Auto Conversion Event” shall mean the earliest of the following events: (i) the written request by a Senior Majority to redeem Redeemable Preferred or Convertible Common, only to the extent such Securities if outstanding would be subject to redemption pursuant to paragraph IV.H(2) and IV.I(2)(b), such conversion to be conditioned on the consummation of such redemption immediately after such conversion, (ii) the written request of the Corporation provided it is delivered simultaneously with an irrevocable redemption request with respect to Redeemable Preferred (that shall be subject to the terms of paragraph IV.H(2)), such conversion to be conditioned on the consummation of such redemption immediately after such conversion, and (iii) as of immediately prior, and in all cases subject to, the closing of (each an “Offering”) a direct listing of the Corporation’s securities or the Corporation’s first underwritten public offering on a firm commitment basis by a nationally recognized investment banking organization or organizations pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common.

(c) Procedure for Conversion.

(i) Voluntary Conversion. Upon election to convert pursuant to paragraph IV.G(2)(a), the relevant holder or holders of Senior Preferred shall surrender the certificate or certificates therefor, duly endorsed (or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates) at the Corporation’s principal executive office. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Senior Preferred a certificate or certificates, or at the Corporation’s election, provide a statement that such shares are now held on the Corporation’s stock records in a book entry position, for the number of shares of Redeemable Preferred and Convertible Common to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Senior Preferred to be converted, and the person or persons entitled to receive the shares of Redeemable Preferred and Convertible Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Redeemable Preferred and Convertible Common on such date.

(ii) Automatic Conversion. As of the date of automatic conversion pursuant to paragraph IV.G(2)(b) (the “Automatic Conversion Date”), all applicable shares of Senior Preferred shall be converted automatically into shares of Convertible Common and Redeemable Preferred without any further action by the holders of such shares and whether or not the certificates representing such shares of Senior Preferred are surrendered to the Corporation. On the Automatic Conversion Date, all rights with respect to the Senior Preferred so converted shall terminate, except (A) any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive certificates, or at the Corporation’s election, a statement of book entry position, for the number of shares of Convertible Common and Redeemable Preferred into which such shares of Senior Preferred have been converted and (B) for the avoidance of doubt, such termination shall not impact or otherwise limit or terminate any of the rights of the holders of Redeemable Preferred and Convertible Common issuable upon conversion of such Senior Preferred (including any right to elect redemption which may have been made prior to any such conversion). The Corporation shall not be obligated to issue certificates, or at the Corporation’s election, a statement of book entry position, evidencing the shares of Convertible Common and Redeemable Preferred issuable upon such automatic conversion unless the certificates evidencing such shares of Senior Preferred are either delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Senior Preferred, a certificate or certificates, or at the Corporation’s election, a statement of book entry position, for the number of shares of Convertible Common or Redeemable Preferred to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Convertible Common or Redeemable Preferred. If the Auto Conversion Event was due to an Offering, such conversion shall be deemed to have been made immediately prior to and shall be contingent upon the closing of the Offering, and the person or persons entitled to receive the shares of Redeemable Preferred and Convertible Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Redeemable Preferred and Convertible Common on such date.

(iii) Fractional Shares. No fractional shares of Convertible Common or Redeemable Preferred shall be issued upon conversion of the Senior Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Board of Directors good faith business judgment of the fair market value of a share of Redeemable Preferred or Convertible Common, as applicable.

(iv) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common, Convertible Common and Redeemable Preferred, solely for the purpose of effecting the conversion of the shares of Senior Preferred, such number of its shares of Common, Convertible Common and Redeemable Preferred as shall from time to time be sufficient to effect the conversion of all outstanding shares of Senior Preferred; and if at any time the number of authorized but unissued shares of Common, Convertible Common and Redeemable Preferred shall not be sufficient to effect the conversion of all outstanding shares of Senior Preferred, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common, Convertible Common and Redeemable Preferred to such number of shares as shall be sufficient for such purpose, and to reserve the appropriate number of shares of Common, Convertible Common and Redeemable Preferred for issuance upon such conversion.

(v) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Senior Preferred in any manner that would interfere with the timely conversion of any shares of Senior Preferred.

(d) Action. The Corporation will not, by amendment of its charter documents or through any reorganization, recapitalization, consolidation, merger, dissolution, issuance or sale of securities or taking of any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph IV.G(2) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Senior Preferred against impairment.

3. Approval of Senior Preferred. So long as any shares of Senior Preferred shall be outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without obtaining the prior approval (by vote or written consent, as provided by law) of the Senior Majority:

(a) Preferred Terms. Amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would adversely affect the rights, powers, preferences or privileges of the holders of Senior Preferred or Redeemable Preferred (including, without limitation, increasing the total number of shares of Senior Preferred and Redeemable Preferred that the Corporation shall have the authority to issue); provided, however, that for the avoidance of doubt, any such amendments or alterations that adversely affect only the rights of the Convertible Common or Common without regard to the rights of the Senior Preferred or Redeemable Preferred shall not require the separate consent of the holders of the Senior Preferred; provided further however, that (i) increasing the number of authorized shares of Common or of any series of Preferred junior in dividend, liquidation and redemption rights to the Senior Preferred and Redeemable Preferred or (ii) creating a new series of Preferred junior in dividend, liquidation and redemption rights to the Senior Preferred and Redeemable Preferred, shall in either case not be deemed to adversely alter, modify, change or affect the terms, rights, powers, preferences or privileges of the holders of Senior Preferred or Redeemable Preferred and therefore shall not require the approval of the Senior Preferred voting as a class;

(b) Create a New Senior Class. (A) Adopt any Series Resolution or create any new class or series of Securities having preferences senior or pari passu to the Senior Preferred or Redeemable Preferred as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges (other than voting, approval and conversion rights), (B) authorize or issue any Securities of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Securities other than, in the case of all of the above actions, stock junior to the Senior Preferred and Redeemable Preferred in preference and priority as to liquidation preference, redemption, dividends or assets and as to any other rights, powers, preferences or privileges (other than voting, approval and conversion rights) or (C) permit any subsidiary of the Corporation to issue any capital stock, or securities convertible into or exercisable or exchangeable for capital stock or other securities of such subsidiary, to any person or entity other than the Corporation; or

(c) Payment of Dividends. Purchase or redeem, or pay any dividend with respect to, or make any distributions on, any shares of capital stock of the Corporation, other than (A) dividends payable to the Senior Preferred as required pursuant to Section IV.G.1, (B) dividends payable solely in shares of Common, (C) the redemption of Preferred as expressly set forth herein, provided that the holders of any series of stock other than the Senior Preferred and Redeemable Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full, or (D) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at a price not to exceed the then-current fair market value thereof as approved by the Board of Directors (not to exceed 20,000 shares in any given calendar year, including in such total any shares redeemed from any subsidiary of the Corporation).

4.	Future Financings.

(a) Preemptive Right. The Corporation grants to each holder of shares of Senior Preferred (each, a “Senior Preferred Holder”) a preemptive right to purchase such Senior Preferred Holder’s pro-rata share, as defined below, of any Securities proposed to be issued by the Corporation subsequent to the date hereof. Such Senior Preferred Holder’s “pro-rata share” shall be that portion of the Securities proposed to be issued which bears the same relation to all of the Securities proposed to be issued as the number of shares of Convertible Common, on an as converted to Common basis, held by such Senior Preferred Holder (assuming a conversion of the Senior Preferred on such date pursuant to paragraph IV.G(2)) bear to all outstanding shares of the Common (assuming for the purposes of such calculation the conversion of all outstanding securities which are convertible into Common without payment of additional consideration, and the total number of shares of Convertible Common that would be issuable assuming a conversion of Senior Preferred on such date pursuant to paragraph IV.G(2), including those held by the Senior Preferred Holder), all determined immediately prior to the offering of the Securities. For the avoidance of doubt, the preemptive right in this paragraph IV.G(4) shall be combined, if applicable, with those preemptive rights set forth in paragraphs IV.D(5)(a) and IV.E(5)(a) if such Senior Preferred Holder also is a Major Series A Holder or Series B/C/D/E/F Holder such that, (i) pursuant to this paragraph IV.G(4), the Senior Preferred Holder will receive a preemptive right for its pro rata share based on its ownership of Senior Preferred, (ii) pursuant to paragraph IV.D(5)(a), its pro rata share based on its ownership of Series A Preferred, and (iii) pursuant to paragraph IV.E(5)(a), its pro rata share based on its ownership of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred.

(b) Notice. In the event that the Corporation proposes to undertake an issue of Securities, it shall deliver to each Senior Preferred Holder written notice of its intention, describing such Securities, specifying each Senior Preferred Holder’s pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the “Senior Preferred Option Notice”). For a period of twenty (20) days following the receipt of the Senior Preferred Option Notice, each Senior Preferred Holder shall have the right to elect, by written notice to the Corporation, to purchase all or any portion of such Senior Preferred Holder’s pro rata share of the Securities described in the Senior Preferred Option Notice. The closing of any sale pursuant to this paragraph IV.G(4)(b) shall occur within ninety (90) days of the date that the Senior Preferred Option Notice is given.

(c) Sale by the Corporation. If all of the Securities are not elected to be purchased or acquired as provided in paragraph IV.G(4)(b) then, during the 90 day period following the expiration of the periods set forth in paragraph IV.G(4)(b), the Corporation may sell, free of any preemptive right on such Senior Preferred Holder’s part, the portion of such Senior Preferred Holder’s pro-rata shares not purchased pursuant to such preemptive right, upon the same terms specified in the Senior Preferred Option Notice. If the Corporation does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Securities shall not be offered unless first reoffered to the Senior Preferred Holders in accordance with this paragraph IV.G(4).

(d) Exceptions. The preemptive right granted under this Paragraph IV.G(4) shall not apply to (i) the Excluded Stock or (ii) Securities issued for non-cash consideration, or as a so-called “equity feature” (such as a warrant) of a transaction primarily involving debt securities or indebtedness for borrowed money, or pursuant to a merger or acquisition transaction, in each case, approved by a Qualified Board Approval.

5.	Notice; Adjustments; Waivers.

(a) Liquidation Events, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution (other than pursuant to IV.G(1) or IV.H(1)) or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Significant Transaction or Offering becomes reasonably likely to occur, the Corporation shall use commercially reasonable efforts to provide written notice to each holder of Senior Preferred at least ten (10) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Significant Transaction or Offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in reasonable detail (1) the facts of such transaction, (2) the amount(s) per share of Senior Preferred, Redeemable Preferred or Common each holder of Senior Preferred would receive pursuant to the applicable provisions of this Certificate of Incorporation (or if such amounts are unknown, a reasonable estimate or range of such amounts), and (3) the facts upon which such amounts were determined.

(b) Adjustments; Calculations. Upon the occurrence of each adjustment or readjustment of the Common Conversion Rate or the Redeemable Conversion Rate, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Senior Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Notwithstanding the foregoing, because the Corporation’s stockholders approved the Forward Stock Split, the requirements set forth in the preceding sentence shall not be required for the Forward Stock Split. All such calculations shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share as the case may be.

(c) Waiver of Notice. The holders of a Senior Majority may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

(d) Other Waivers. The holders of a Senior Majority may, at any time upon written notice to the Corporation, waive compliance by the Corporation with any term or provision herein, provided that any such waiver does not affect any holder of outstanding shares of Senior Preferred in a manner materially different than any other holder, and any such waiver shall be binding upon all holders of Senior Preferred and their respective transferees.

(e) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Senior Preferred shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement (as defined below).

6. No Reissuance of Senior Preferred. No share or shares of Senior Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

H. Terms of Redeemable Preferred.

There is hereby created a series of Three Hundred and Fifty Thousand (350,000) shares of Preferred designated “Redeemable Preferred” (the “Redeemable Preferred”) having the following powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

1. Redeemable Preferred Dividends. The holders of Redeemable Preferred shall be entitled to receive cumulative dividends at the rate of 12% of the applicable Redeemable Preferred Base Amount (as defined below) per share per annum (appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like, but for the sake of clarity, not adjusted for the Forward Stock Split) on each outstanding share of Redeemable Preferred payable in cash out of funds legally available therefore (the “Redeemable Preferred Dividend”), which dividends shall accrue and accumulate daily and be compounded quarterly, whether or not such dividends are declared by the Board of Directors or paid. The Board of Directors shall have the right to pay any portion of the accrued Redeemable Preferred Dividend at any time and the Redeemable Preferred Dividend shall be payable only when, as and if declared by the Board of Directors, but the Redeemable Preferred Dividend shall be payable in preference to any declaration or payment of any dividend on the Other Junior Stock. The “Redeemable Preferred Base Amount” initially equals $1,000 per share (appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like, but for the sake of clarity, not adjusted for the Forward Stock Split) (the “Redeemable Preferred Original Issue Price”) but will include all accrued, but unpaid dividends on the Redeemable Preferred (collectively, “Redeemable Accrued Dividends”) as of the applicable date of determination on the Redeemable Preferred. After the foregoing dividends on the Redeemable Preferred shall have been paid, then the Corporation may (when, as and if declared by the Board of Directors) declare and distribute dividends among the holders of the other series of Preferred and the holders of Common pro rata based on the number of shares of Common held by each, determined on an as-if-converted basis (assuming full conversion of all such Convertible Common) as of the record date with respect to the declaration of such dividends.

2. Redemption of Redeemable Preferred.

(a) Optional Redemption by Holders; Redemption Date. On or after the date that is six years from the Effective Date, the holders of at least a majority of the outstanding shares of Redeemable Preferred (a “Redeemable Preferred Majority”) (or, to the extent that the Redeemable Preferred has not been converted as of a Redeemable Preferred Redemption Date (as defined below), a Senior Majority) may elect to have all of the then (or the to-be) outstanding shares of Redeemable Preferred redeemed (a “Redeemable Preferred Election”). In such event, the Corporation shall, to the extent not prohibited by applicable law, redeem that number of shares of Redeemable Preferred as requested by the Redeemable Preferred Majority (or Senior Majority, as applicable) for an amount in cash per share equal to the Redeemable Preferred Redemption Price (as defined below). Without limiting the provisions of paragraph IV.H(2)(d) and also the Corporation’s election below to make payments in 1/2 or 1/3 tranches, upon such event, the Corporation shall apply its assets to any such redemption, except to the extent prohibited by applicable law. Any elections by the Redeemable Preferred Majority (or Senior Majority, as applicable) pursuant to this IV.H(2)(a) shall be made by written notice to the Corporation and the other then or potential future holders of Redeemable Preferred (which may be delivered beginning at any time from and after the five and a half year (5 1⁄2) year anniversary of the Effective Date) and at least one hundred eighty (180) days prior to the elected redemption date (such elected date, a “Redeemable Preferred Redemption Date”). Such election shall bind all holders of Redeemable Preferred. Notwithstanding the foregoing, upon receipt of any Redeemable Preferred Election, the Corporation may elect (via notice sent within thirty (30) days after such receipt): (i) to redeem for cash on the original Redeemable Preferred Redemption Date no less than one-half (1/2) of the shares of Redeemable Preferred, and to redeem for cash on the date that is six (6) months after the original Redeemable Preferred Redemption Date the remainder of the shares of Redeemable Preferred (and each such date of payment shall be deemed a “Redeemable Preferred Redemption Date” with respect to such shares); or (ii) to redeem for cash on the original Redeemable Preferred Redemption Date no less than one-third (1/3) of the shares of Redeemable Preferred, to redeem for cash on the date that is six (6) months after the original Redeemable Preferred Redemption Date one-third (1/3) of the shares of Redeemable Preferred, and to redeem for cash on the date that is twelve (12) months after the original Redeemable Preferred Redemption Date the remainder of the shares of Redeemable Preferred (and each such date of payment shall be deemed a “Redeemable Preferred Redemption Date” with respect to such shares); provided, in each of (i) and (ii), that dividends will continue to accrue on any outstanding shares of Redeemable Preferred in accordance with paragraph IV.H(1) until fully paid.

(b) Optional Redemption by Corporation; Redemption Date. Subject to paragraph IV.H(2)(a), at any time, the Corporation may irrevocably elect to redeem all of the then-outstanding shares of Redeemable Preferred (a “Corporation Redemption Election”). In such event, the Corporation shall, to the extent not prohibited by applicable law, redeem such shares of Redeemable Preferred for an amount in cash per share equal to the Redeemable Preferred Redemption Price. Without limiting the provisions of paragraph IV.H(2)(d) and also the Corporation’s election below to make payments in 1/2 or 1/3 tranches, upon such event, the Corporation shall apply its assets to any such redemption, except to the extent prohibited by applicable law. Any election by the Corporation pursuant to this paragraph IV.H(2)(b) shall be made by written notice to the holders of Redeemable Preferred at least thirty (30) days prior (but no more than ninety (90) days prior) to the elected redemption date (such elected date, a “Redeemable Preferred Redemption Date”). Such election shall bind all holders of Redeemable Preferred. Notwithstanding the foregoing, the Corporation may elect in its Corporation Redemption Election: (i) to redeem for cash one-half (1/2) of the shares on the original Redeemable Preferred Redemption Date, and to redeem for cash on the date that is six (6) months after the original Redeemable Preferred Redemption Date the remainder of the shares of Redeemable Preferred (and each such date of payment shall be deemed a “Redeemable Preferred Redemption Date” with respect to such shares); or (ii) to redeem for cash on an original Redeemable Preferred Redemption Date no less than one-third (1/3) of the shares of Redeemable Preferred, to redeem for cash on the date that is six (6) months after the original Redeemable Preferred Redemption Date one-third (1/3) of the shares of Redeemable Preferred, and to redeem for cash on the date that is twelve (12) months after the original Redeemable Preferred Redemption Date the remainder of the shares of Redeemable Preferred (and each such date of payment shall be deemed a “Redeemable Preferred Redemption Date” with respect to such shares); provided, in each of (i) and (ii), that dividends will continue to accrue on any outstanding shares of Redeemable Preferred in accordance with paragraph IV.H(1) until fully paid.

(c) Redemption Price. The price for each share of Redeemable Preferred (the “Redeemable Preferred Redemption Price”) shall be an amount equal to the Redeemable Preferred Preference Amount. The aggregate Redeemable Preferred Redemption Price shall be payable in cash in immediately available funds to the respective holders of Redeemable Preferred on the Redeemable Preferred Redemption Date.

(d) Insufficient Funds. Except to the extent prohibited by applicable law, the Corporation shall use its best efforts to effect the redemption of the applicable shares of Redeemable Preferred on the Redeemable Preferred Redemption Date, including, without limitation, (i) take any action necessary or appropriate, to the extent lawful and reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Redeemable Preferred required to be so redeemed, including, without limitation, (A) to the extent permissible under applicable law, reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under Section 154 of the General Corporation Law to create sufficient surplus to make such redemption, (B) raising equity financing necessary to make such redemption and (C) modifying any existing indebtedness of the Corporation or incurring any indebtedness necessary to make such redemption, and (ii) in any event, use any funds that are legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. In the event that all such shares are not redeemed on the applicable Redeemable Preferred Redemption Date, the Corporation shall continue to use such best efforts and at any time thereafter when additional funds of the Corporation are legally available to redeem such shares of Redeemable Preferred, the Corporation shall immediately use such funds to redeem the balance of the shares that the Corporation became obligated to redeem on the Redeemable Preferred Redemption Date (but which it has not yet redeemed).

(e) Interest. If any shares of Redeemable Preferred are not redeemed on the Redeemable Preferred Redemption Date for any reason for six (6) months, all such unredeemed shares shall remain outstanding and entitled to all the rights, powers and preferences provided herein, and the Corporation shall pay interest on the Redeemable Preferred Redemption Price applicable to such unredeemed shares (retroactive to the Redeemable Preferred Redemption Date) at an aggregate per annum rate equal to 1 percent (1%) (increased by 1% at the end of each six (6) month period thereafter until the Redeemable Preferred Redemption Price, and any interest thereon, is paid in full), with such interest to accrue daily in arrears and to be compounded quarterly; provided, however, that in no event shall such interest exceed the lower of (x) ten percent (10%) and (y) the maximum permitted rate of interest under applicable law provided that the Corporation shall take all actions as may be necessary, including without limitation, making any applicable governmental filings, to cause the Maximum Permitted Rate to be the highest possible rate (the lower of (x) and (y), “Maximum Permitted Rate”). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the maximum permitted rate of interest under applicable law (provided that such increase does not cause the interest rate to be greater than ten percent (10%)) shall be retroactively effective to the applicable Redeemable Preferred Redemption Date to the extent permitted by law. In no event shall the interest rate provided in this paragraph IV.H(2) exceed twenty-two percent (22%).

(f) Rights After Redemption Date. Without limitation of paragraph IV.H(2)(e), in the event that shares of Redeemable Preferred are not redeemed on the Redeemable Preferred Redemption Date for any reason and continue to be outstanding, such shares shall continue to be entitled to all the powers, preferences and rights of the Redeemable Preferred until the date on which the Corporation actually redeems such shares and the applicable Redeemable Preferred Redemption Price shall be adjusted upward as applicable with respect to accruing and accumulating dividends.

(g) Surrender of Certificates. Each holder of shares of Redeemable Preferred to be redeemed shall surrender the certificate or certificates, or if such shares are held on the Corporation’s stock records in a book entry position, a notice of surrender and a stock power, representing such shares to the Corporation, duly endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, at the principal executive office of the Corporation. Each surrendered certificate (or book entry position) shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Redeemable Preferred Redemption Price by certified check or wire transfer and, in the event that less than all of the shares of Redeemable Preferred represented by a certificate (or book entry position) are redeemed, the Corporation shall issue a new certificate (or statement of book entry position) evidencing the unredeemed shares of Redeemable Preferred. In furtherance of the foregoing, in the event that all shares of Redeemable Preferred are not redeemed on the Redeemable Preferred Redemption Date for any reason, each such holder shall, in addition to receiving the payment of the portion of the aggregate Redeemable Preferred Redemption Price applicable to the shares of Redeemable Preferred so redeemed, receive a new stock certificate (or statement of book entry position) for those shares of Redeemable Preferred not so redeemed.

(h) Redemption Request Prior to Conversion. A written redemption request made by the Corporation to the holders of Senior Preferred, or by a Senior Majority to the Corporation, proposing to convert the Senior Preferred in order to effect a redemption of the Redeemable Preferred received upon such conversion, shall apply to the as-converted number of shares of Redeemable Preferred if the Senior Preferred is converted into Redeemable Preferred and Convertible Common after such request has been made and immediately prior to such redemption (including via automatic conversion), with references to Redeemable Preferred Majority in this paragraph IV.H(2) to refer to the Senior Majority prior to such conversion.

(i) Certain Approvals. In the event leading up to or after a Redeemable Preferred Redemption Date, the Corporation would need to seek an approval from the Senior Preferred or Redeemable Preferred for any action pursuant to IV.G(3) or IV.H(3) that will directly enable the Corporation to raise the funds for the complete redemption pursuant to this IV.H(2), such Senior Preferred or Redeemable Preferred approval will not be necessary provided that any such action requiring consent shall be conditioned on payment in full of the Redeemable Preferred Redemption Price in cash on the effective date of such action and such payment is made on such date and holders of Redeemable Preferred have no ongoing exposure or liability with respect to the payment of the Redeemable Preferred Redemption Price.

3. Approval of Redeemable Preferred. So long as any shares of Redeemable Preferred shall be outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without obtaining the prior approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Redeemable Preferred:

(a) Preferred Terms. Amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would adversely affect the rights, powers, preferences or privileges of the holders of Redeemable Preferred (including, without limitation, increasing the total number of shares of Redeemable Preferred that the Corporation shall have the authority to issue); provided, however, that for the avoidance of doubt, any such amendments or alterations that adversely affect only the rights of the Convertible Common or Common without regard to the rights of the Redeemable Preferred shall not require the separate consent of the holders of the Redeemable Preferred; provided further however, that (i) increasing the number of authorized shares of Common or of any series of Preferred junior in dividend, liquidation and redemption rights to the Redeemable Preferred or (ii) creating a new series of Preferred junior in dividend, liquidation and redemption rights to the Redeemable Preferred, shall, in either case, not be deemed to adversely alter, modify, change or affect the terms, rights, powers, preferences or privileges of the holders of Redeemable Preferred and therefore shall not require the approval of the Redeemable Preferred voting as a class;

(b) Create a New Senior Class. (A) Adopt any Series Resolution or create any new class or series of Securities having preferences senior or pari passu to the Redeemable Preferred as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges (other than voting, approval and conversion rights), (B) authorize or issue any Securities of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Securities other than, in the case of all of the above actions, stock junior to the Redeemable Preferred in preference and priority as to liquidation preference, redemption, dividends or assets and as to any other rights, powers, preferences or privileges (other than voting, approval and conversion rights) or (C) permit any subsidiary of the Corporation to issue any capital stock, or securities convertible into or exercisable or exchangeable for capital stock or other securities of such subsidiary, to any person or entity other than the Corporation; or

(c) Payment of Dividends. Purchase or redeem, or pay any dividend with respect to, or make any distributions on, any shares of capital stock of the Corporation, other than (A) dividends payable to the Redeemable Preferred as required pursuant to Section IV.H.1, (B) dividends payable solely in shares of Common, (C) the redemption of Preferred as expressly set forth herein, provided that the holders of any series of stock other than the Senior Preferred and Redeemable Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full, or (D) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at a price not to exceed the then-current fair market value thereof as approved by the Board of Directors (not to exceed 20,000 shares in any given calendar year, including in such total any shares redeemed from any subsidiary of the Corporation).

4. [Reserved.]

5. Notice; Waivers.

(a) Liquidation Events Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution (other than pursuant to IV.G(1) or IV.H(1)) or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Significant Transaction or Offering becomes reasonably likely to occur, the Corporation shall use commercially reasonable efforts to provide written notice to each holder of Redeemable Preferred at least ten (10) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Significant Transaction or Offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in reasonable detail (1) the facts of such transaction, (2) the amount(s) per share of Redeemable Preferred or Common each holder of Redeemable Preferred would receive pursuant to the applicable provisions of this Certificate of Incorporation (or, if such amounts are unknown, a reasonable estimate or range of such amounts), and (3) the facts upon which such amounts were determined.

(b) Waiver of Notice. A Redeemable Preferred Majority may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

(c) Other Waivers. A Redeemable Preferred Majority may, at any time upon written notice to the Corporation, waive compliance by the Corporation with any term or provision herein, provided that any such waiver does not affect any holder of outstanding shares of Redeemable Preferred in a manner materially different than any other holder, and any such waiver shall be binding upon all holders of Redeemable Preferred and their respective transferees.

(d) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Redeemable Preferred shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement (as defined below).

6. No Reissuance of Redeemable Preferred. No share or shares of Redeemable Preferred acquired by the Corporation by reason of redemption, purchase, conversion, exchange or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation is authorized to issue.

I.	Convertible Common

1.	[Reserved.]

2.	Terms of Convertible Common.

The shares designated as Convertible Common shall have the following powers, special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

(a) Dividends. Subject to the payment in full of all preferential dividends to which the holders of Senior Preferred, Redeemable Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Junior Series-1 Preferred are entitled and the other restrictions hereunder, if the Board of Directors issues dividends to the holders of Common, the holders of Convertible Common shall be entitled to participate on a pari passu basis in any such dividends with the holders of Common on an as-if converted to Common basis.

(b) Redemption of Convertible Common.

(i) Optional Redemption by Holders; Redemption Date. At any time (x) immediately prior to and from and after a Significant Transaction (unless the Senior Preferred is paid the full Senior Preference Amount), (y) on or after the date that is six years from the Effective Date, or (z) immediately prior to an Offering, the holders of at least a majority of the outstanding shares of Convertible Common, voting together as a separate class (a “Convertible Common Majority”) (or, to the extent that the Convertible Common has not been converted as of a Convertible Common Redemption Date (as defined below), a Senior Majority) may elect to have all of the then (or the to-be) outstanding shares of Convertible Common redeemed (each a “Convertible Common Election”). In connection with any Convertible Common Election, the Corporation shall, to the extent not prohibited by applicable law, redeem that number of shares of Convertible Common as requested by the Convertible Common Majority (or Senior Majority, as applicable) for an amount in cash per share equal to the Convertible Common Redemption Price (as defined below). Without limiting the provisions of paragraph IV.I(2)(b)(iv) and also the Corporation’s election below to make payments in 1/2 or 1/3 tranches, upon such event, the Corporation shall apply its assets to any such redemption, except to the extent prohibited by applicable law. Any elections by the Convertible Common Majority (or Senior Majority, as applicable) pursuant to this paragraph IV.I(2)(b)(i) shall be made by written notice to the Corporation and the other then or potential future holders of Convertible Common, which may be delivered (A) at any time immediately prior to or after a Significant Transaction, (B) five (5) days prior to the expected Offering or (C) at any time from and after the five and a half (5 1⁄2) year anniversary of the Effective Date (a “Time Based Election”) and, with respect only to a Time Based Election, at least one hundred eighty (180) days prior to the elected redemption date (each such elected date, a “Convertible Common Redemption Date”). Such election shall bind all current and future holders of Convertible Common. Notwithstanding the foregoing, upon receipt of any Convertible Common Election pursuant to clause (y) above, the Corporation may elect (via notice sent within twenty (20) days after such receipt): (i) to redeem for cash on the original Convertible Common Redemption Date no less than one-half (1/2) of the shares of Convertible Common, and to redeem for cash on the date that is six (6) months after the original Convertible Common Redemption Date the remainder of the shares of Convertible Common (and each such date of payment shall be deemed a “Convertible Common Redemption Date” with respect to such shares); or (ii) to redeem for cash on the original Convertible Common Redemption Date no less than one-third (1/3) of the shares of Convertible Common, to redeem for cash on the date that is six (6) months after the original Convertible Common Redemption Date one-third (1/3) of the shares of Convertible Common, and to redeem for cash on the date that is twelve (12) months after the original Convertible Common Redemption Date the remainder of the shares of Convertible Common (and each such date of payment shall be deemed a “Convertible Common Redemption Date” with respect to such shares).

(ii) Optional Redemption by Corporation; Redemption Date. Subject to paragraph IV.I(2)(b)(i), conditioned upon and coterminous with the occurrence of a Significant Transaction, the Corporation may irrevocably elect to redeem all of the then-outstanding shares of Convertible Common (a “Corporation Convertible Common Redemption Election”). In such event, the Corporation shall redeem such shares of Convertible Common for an amount in cash per share equal to the Convertible Common Redemption Price on the date of the consummation of such Significant Transaction (such elected date, the “Convertible Common Redemption Date”).

(iii) Redemption Price Calculations.

(A) Redemption Price. The price for each share of Convertible Common (the “Convertible Common Redemption Price”) shall be an amount equal to the product of (A) the Common Stock Adjustment Rate (as defined below), and (B) the difference between (i) the Equity Value Per Share (as defined below) as of the Convertible Common Redemption Date and (ii) as of the Forward Stock Split Effective Time and taking into account the Forward Stock Split, $11.939025 (appropriately adjusted for any stock splits, dividends, combinations, recapitalizations and the like) (the “Convertible Common Issue Price”).

The “Common Stock Adjustment Rate” is equal to the quotient of (A) the Convertible Common Issue Price, divided by (B) the Convertible Common Conversion Price in effect as of the date of conversion. The “Convertible Common Conversion Price” per share for shares of Convertible Common as of the Forward Stock Split Effective Time and taking into account the Forward Stock Split and the provisions of paragraph IV.I(2)(f)(ii), shall be $11.939025, subject to adjustment as set forth in paragraph IV.I(2)(f).

(B) The term “Equity Value Per Share” means a good faith calculation of the consideration to be received per share of Common in the event of a Liquidation Event or Significant Transaction or, in the event of an Offering, the consideration to be received by the Corporation per share of Common in the Offering, provided that if a redemption is not in connection with such an event or no such value is otherwise reasonably determinable, then it shall mean the quotient of (i) the Equity Valuation (as defined below), divided by (ii) the Fully Diluted Capital Stock Number (as defined below), in each case as of the Convertible Common Redemption Date.

(C) The term “Equity Valuation” means: (i) the Enterprise Valuation (as defined below), less (ii) total indebtedness for borrowed money (excluding the capital lease obligations, if any), less (iii) the total aggregate Redeemable Preferred Preference Amount (to the extent not paid prior to the date of determination), plus (iv) cash and cash equivalents (net of related transaction expenses, including advisory fees), such amount to also include the exercise price of all outstanding warrants and stock options.

(D) The term “Fully Diluted Capital Stock” means the fully-diluted number of outstanding shares as of the Convertible Common Redemption Date (using the treasury method and including, without limitation, any stock options, warrants or other securities convertible into or exercisable for shares of the Corporation’s capital stock).

(E) The term “Agreed Method” shall mean the valuation as mutually agreed upon by the Corporation and the Convertible Common Majority provided that if the Corporation and the Convertible Common Majority fail to reach agreement within a 5-day period, the calculation shall be determined by appraisal as set forth as follows. The Corporation and the Convertible Common Majority shall select a mutually agreeable appraiser to determine the valuation, with such determination to be binding on all concerned. If the Corporation and the Convertible Common Majority shall fail to agree on the selection of such appraiser within five (5) days following the expiration of the 5-day period specified above, then the Corporation shall select one independent appraiser and the Convertible Common Majority shall select another independent appraiser and such appraisers shall promptly designate a third independent appraiser which shall determine calculation. The calculation under such circumstances shall be the calculation arrived at by the third appraiser within twenty (20) days following its appointment. The calculation determination shall be conclusive, final and binding on all parties hereto and shall be enforceable in any court having any jurisdiction over a proceeding brought to seek enforcement. All fees and expenses incurred in connection with an appraisal under this definition shall be borne fifty percent (50%) by the Corporation and fifty percent (50%) by the holders of the Convertible Common.

(F) The term “Enterprise Valuation” shall mean the enterprise valuation of the Corporation as calculated via the Agreed Method. The calculation shall be determined on the basis of the following assumptions: (i) “fully diluted” basis (such dilution to be determined in accordance with generally accepted accounting principles consistently applied) shall be calculated as if the Senior Preferred (or, if applicable, the Redeemable Preferred) was paid off via liquidation and the Common (on an as-converted basis) was sold as part of an arms-length sale of all of the capital stock of the Corporation; (ii) as though all outstanding securities which are then convertible into, exercisable for or exchangeable into shares of Common (including, without limitation, vested options and warrants) had been converted into, exercised for or exchanged into Common and any amounts payable upon such conversion, exercise or exchange paid to the Corporation, including for these purposes an amount per share of Convertible Common equal immediately after the Forward Stock Split Effective Time to $11.939025 per share (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like) and that such Convertible Common were converted to Common at the Common Stock Adjustment Rate, (iii) without any reduction in value for lack of control or the inherent lack of liquidity of non-public minority interests; (iv) giving full effect to the revenue and, if applicable, earnings history and prospects of the Corporation; and (v) otherwise on a basis which values all Common at the same per share price.

(G) Notwithstanding the foregoing, in the event that the sum of the Convertible Common Redemption Price and any Redeemable Preferred Preference Amount paid to the holders of Redeemable Preferred as of the date of the Convertible Common Redemption Date (or in the event the Redeemable Preferred Preference Amount that has not been paid to holders of Redeemable Preferred as of such date, the amount equal to the Redeemable Preferred Preference Amount that would be payable to holders of Redeemable Preferred if such amount was payable on the Convertible Common Redemption Date) (such sum, the “Aggregate Value”) is more than the Threshold Amount (as defined below), then the Convertible Common Redemption Price shall be reduced (but in no event below zero) by an amount equal to sixty percent (60.0%) of the Aggregate Value in excess of the Threshold Amount. The term “Threshold Amount” shall mean, as of a given date, the greater of: (i) $95.5122 (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like, but for the sake of clarity, not adjusted for the Forward Stock Split) and (ii) an amount equal to a cumulative internal rate of return (IRR) equal to fifteen percent (15%) per annum (accrued daily and compounded quarterly from October 1, 2019) on the Senior Original Issue Price (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like), calculated as of the Convertible Common Redemption Date.

(iv) Insufficient Funds. Except to the extent prohibited by applicable law, the Corporation shall use its best efforts to effect the redemption of the applicable shares of Convertible Common on the Convertible Common Redemption Date, including, without limitation, (i) take any action necessary or appropriate, to the extent lawful and reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Convertible Common required to be so redeemed, including, without limitation, (A) to the extent permissible under applicable law, reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under Section 154 of the Delaware General Corporation Law to create sufficient surplus to make such redemption, (B) raising equity financing necessary to make such redemption and (C) modifying any existing indebtedness of the Corporation or incurring any indebtedness necessary to make such redemption, and (ii) in any event, use any funds that are legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. In the event that all such shares are not redeemed on the applicable Convertible Common Redemption Date, the Corporation shall continue to use such best efforts and at any time thereafter when additional funds of the Corporation are legally available to redeem such shares of Convertible Common, the Corporation shall immediately use such funds to redeem the balance of the shares that the Corporation became obligated to redeem on the Convertible Common Redemption Date (but which it has not yet redeemed).

(v) Interest. If any shares of Convertible Common are not redeemed on the Convertible Common Redemption Date for any reason for six (6) months, all such unredeemed shares shall remain outstanding and entitled to all the rights, powers and preferences provided herein, and the Corporation shall pay interest on the Convertible Common Redemption Price applicable to such unredeemed shares (retroactive to the Convertible Common Redemption Date) at an aggregate per annum rate equal to 1 percent (1%) (increased by 1% at the end of each six (6) month period thereafter until the Convertible Common Redemption Price, and any interest thereon, is paid in full), with such interest to accrue daily in arrears and to be compounded quarterly; provided, however, that in no event shall such interest exceed the lower of (x) ten percent (10%) and (y) the maximum permitted rate of interest under applicable law provided that the Corporation shall take all actions as may be necessary, including without limitation, making any applicable governmental filings, to cause the Maximum Permitted Rate to be the highest possible rate (the lower of (x) and (y), “Maximum Permitted Rate”). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the maximum permitted rate of interest under applicable law (provided that such increase does not cause the interest rate to be greater than ten percent (10%)) shall be retroactively effective to the applicable Convertible Common Redemption Date to the extent permitted by law. In no event shall the interest rate provided in this paragraph IV.I(2)(b) exceed twenty-two percent (22%).

(vi) Rights After Redemption Date. Without limitation of paragraph IV.I(2)(b)(v), in the event that shares of Convertible Common are not redeemed on the Convertible Common Redemption Date for any reason and continue to be outstanding, such shares shall continue to be entitled to all the powers, preferences and rights of the Convertible Common until the date on which the Corporation actually redeems such shares and the applicable Convertible Common Redemption Price shall be adjusted upward as applicable with respect to accruing and accumulating dividends, if any.

(vii) Surrender of Certificates. Each holder of shares of Convertible Common to be redeemed shall surrender the certificate or certificates, or if such shares are held on the Corporation’s stock records in a book entry position, a notice of surrender and a stock power, representing such shares to the Corporation, duly endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, if the holder notifies the Corporation that such certificate(s) are lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, at the principal executive office of the Corporation. Each surrendered certificate (or book entry position) shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Convertible Common Redemption Price by certified check or wire transfer and, in the event that less than all of the shares of Convertible Common represented by a certificate (or book entry position) are redeemed, the Corporation shall issue a new certificate (or statement of book entry position) evidencing the unredeemed shares of Convertible Common. In furtherance of the foregoing, in the event that all shares of Convertible Common are not redeemed on the Convertible Common Redemption Date for any reason, each such holder shall, in addition to receiving the payment of the portion of the aggregate Convertible Common Redemption Price applicable to the shares of Convertible Common so redeemed, receive a new stock certificate (or statement of book entry position) for those shares of Convertible Common not so redeemed.

(viii) Redemption Request Prior to Conversion. A written redemption request made by the Corporation to the holders of Senior Preferred, or by a Senior Majority to the Corporation, proposing to convert the Senior Preferred in order to effect a redemption of the Convertible Common received upon such conversion, shall apply to the as-converted number of shares of Convertible Common as if the Senior Preferred is converted into Redeemable Preferred and Convertible Common after such request has been made and immediately prior to such redemption (including via automatic conversion), with references to Convertible Common Majority in this paragraph IV.I(2)(b) to refer to the Senior Majority prior to such conversion.

(ix) Certain Approvals. In the event leading up to or after a Convertible Common Redemption Date, the Corporation would need to seek an approval from the Senior Preferred or Convertible Common for any action pursuant to IV.G(3) or IV.I(2)(e) that will directly enable the Corporation to raise the funds for the complete redemption pursuant to this IV.I(2)(b), such Senior Preferred or Convertible Common approval shall not be necessary provided that any such action requiring consent shall be conditioned on payment in full of the Convertible Common Redemption Price in cash on the effective date of such action and such payment is made on such date and holders of Convertible Common have no ongoing exposure or liability with respect to the payment of the Convertible Common Redemption Price.

(c) Conversion. Shares of Convertible Common shall be convertible into Common in accordance with the following:

(i) Automatic Conversion. Immediately prior to any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (the “Liquidation Event”), Significant Transaction or Offering, if the shares of Convertible Common are not redeemed in connection with such events, then each outstanding share of Convertible Common shall be converted into, without payment of any additional consideration, the number of fully paid and nonassessable shares (or that portion of a share) of Common equal to the product of (x) the Common Stock Adjustment Rate and (y) the quotient of (1) the Convertible Common Redemption Price (for the avoidance of doubt, as calculated pursuant to paragraph IV.I(2)(b), including the application of paragraph IV.I(2)(b)(iii)(G), but in both instances using the date of conversion for such calculations as there will not be a Convertible Common Redemption Date in this circumstance), divided by (2) the Equity Value Per Share (using the date of conversion for such calculation instead of the Convertible Common Redemption Date).

(ii) Procedure for Conversion. Upon any conversion pursuant to paragraph IV.I(2)(c)(i) surrender the certificate or certificates therefor, duly endorsed (or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates) at the Corporation’s principal executive office. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Convertible Common a certificate or certificates, or at the Corporation’s election, a statement of book entry position, for the number of shares of Common to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Common to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

(iii) Fractional Shares. No fractional shares of Common shall be issued upon conversion of the Convertible Common. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Board of Directors good faith business judgment of the fair market value of a share of Common.

(iv) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common, solely for the purpose of effecting the conversion of the shares of Convertible Common, such number of its shares of Common as shall, in the reasonable view of the Board of Directors, from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Common; and if at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all outstanding shares of Convertible Common, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase the number of its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purpose, and to reserve the appropriate number of shares of Common for issuance upon such conversion.

(v) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Convertible Common in any manner that would interfere with the timely conversion of any shares of Convertible Common.

(vi) Action. The Corporation will not, by amendment of its charter documents or through any reorganization, recapitalization, consolidation, merger, dissolution, issuance or sale of securities or taking of any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph IV.I(2)(c) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Convertible Common against impairment.

(vii) Expiration. If there are outstanding shares of Convertible Common as of the date that is the fifteenth (15th) anniversary of the Effective Date, such shares shall automatically convert to Common pursuant to the conversion mechanics in paragraph IV.I(2)(c)(i).

(d) [Reserved.]

(e) Covenants. So long as any shares of Convertible Common shall be outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without obtaining the prior approval (by vote or written consent, as provided by law) of the Convertible Common Majority, amend, alter or repeal any provision of this paragraph IV.I(2) of the Certificate of Incorporation;

(f) Adjustments. The Convertible Common Conversion Price shall be subject to adjustment from time to time as follows:

(i) If the Corporation shall issue any Common (other than Excluded Stock) (“Additional Common Stock Shares”) or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock) and if the consideration price per share, on an as-converted basis, is less than the Convertible Common Conversion Price as in effect immediately prior to the issuance of such Additional Common Stock Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Convertible Common Conversion Price shall be decreased, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Convertible Common Conversion Price in effect immediately after such issue of Additional Common Stock Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common);

“CP1” shall mean the Convertible Common Conversion Price in effect immediately prior to such issue of Additional Common Stock Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common);

“A” shall mean the number of shares of Common outstanding and deemed outstanding immediately prior to such issue of Additional Common Stock Shares (treating for this purpose as outstanding all shares of Common issuable upon exercise or conversion of securities directly or indirectly convertible into or exchangeable for Common outstanding immediately prior to such issue);

“B” shall mean the number of shares of Common that would have been issued if such Additional Common Stock Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common) had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Common Stock Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common) issued in such transaction.

For the purposes of this paragraph IV.I(2)(f), the following provisions shall also be applicable:

(1) In the case of the issuance of Common for cash, the consideration received therefor shall be deemed to be the amount of cash paid therefor without deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof;

(2) In the case of the issuance of Common for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors;

(3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common (other than Excluded Stock), (ii) securities by their terms convertible or exchangeable for Common (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(v) the aggregate maximum number of shares of Common deliverable upon exercise of such options to purchase or rights to subscribe for Common shall be deemed to be issuable for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common covered thereby;

(w) the aggregate maximum number of shares of Common deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to be issuable for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

(x) the aggregate maximum number of shares of Common deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such options or rights or securities were issued;

(y) any change in the number of shares of Common deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities and/or the Convertible Common Conversion Price shall forthwith be readjusted to such Convertible Common Conversion Price, as would have obtained had the adjustment (and any subsequent adjustments) made upon (A) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (B) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

(z) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Convertible Common Conversion Price shall forthwith be readjusted to such Convertible Common Conversion Price as would have obtained had the adjustment (and any subsequent adjustments) made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

(ii) If the number of shares of Common outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common or by a subdivision or split-up of shares of Common, then, on the date such payment is made or such change is effective, the Convertible Common Conversion Price shall be appropriately decreased so that the number of shares of Common issuable on conversion of the Convertible Common shall be increased in proportion to such increase of outstanding shares. For the sake of clarity, the amendments made to paragraph

IV.I(2)(b)(iii) in the Second Amended and Restated Certificate of Incorporation were made to satisfy the provisions of this paragraph IV.I(2)(f)(ii) related to the Forward Stock Split and no further adjustments shall be made in connection with the Forward Stock Split and no further adjustments shall be made in connection with the Forward Stock Split.

(iii) If the number of shares of Common outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common, then, on the effective date of such combination, the Convertible Common Conversion Price shall be appropriately increased so that the number of shares of Common issuable on conversion of the Convertible Common shall be decreased in proportion to such decrease in outstanding shares.

(iv) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Convertible Common, if such event is not a Significant Transaction, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Convertible Common into Common. The provisions of this paragraph IV.I(2)(f)(iv) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

(v) All calculations under this paragraph IV.I(2)(f) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(vi) Minimal Adjustments. No adjustment in a Convertible Common Conversion Price need be made if such adjustment would result in a change in a Convertible Common Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Convertible Common Conversion Price.

(g) Future Financings.

(i) Preemptive Right. The Corporation grants to each holder of shares of Convertible Common (each, a “Convertible Common Holder”) a preemptive right to purchase such Convertible Common Holder’s pro-rata share, as defined below, of any Securities proposed to be issued by the Corporation subsequent to the date hereof. Such Convertible Common Holder’s “pro-rata share” shall be that portion of the Securities proposed to be issued which bears the same relation to all of the Securities proposed to be issued as the shares of Convertible Common held by such Convertible Common Holder bear to all outstanding shares of the Common and Convertible Common, on an as converted to Common basis, combined (assuming for the purposes of such calculation the conversion of all outstanding securities which are convertible into Common without payment of additional consideration), all determined immediately prior to the offering of the Securities. For the avoidance of doubt, the preemptive right in this paragraph IV.I(2)(g) shall be combined, if applicable, with those preemptive rights set forth in paragraphs IV.D(5)(a) and IV.E(5)(a) if such Convertible Common Holder also is a Major Series A Holder or Series B/C/D/E/F Holder such that, (i) pursuant to this paragraph IV.I(2)(g), the Convertible Common Holder will receive a preemptive right for its pro rata share based on its ownership of Convertible Common, (ii) pursuant to paragraph IV.D(5)(a), its pro rata share based on its ownership of Series A Preferred and (iii) pursuant to paragraph IV.E(5)(a), its pro rata share based on its ownership of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred (to the extent applicable).

(ii) Notice. In the event that the Corporation proposes to undertake an issue of Securities, it shall deliver to each Convertible Common Holder written notice of its intention, describing such Securities, specifying each Convertible Common Holder’s pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the “Convertible Common Option Notice”). For a period of twenty (20) days following the receipt of the Convertible Common Option Notice, each Convertible Common Holder shall have the right to elect, by written notice to the Corporation, to purchase all or any portion of such Convertible Common Holder’s pro rata share of the Securities described in the Convertible Common Option Notice. The closing of any sale pursuant to this paragraph IV.I(2)(g)(ii) shall occur within ninety (90) days of the date that the Convertible Common Option Notice is given.

(iii) Sale by the Corporation. If all of the Securities are not elected to be purchased or acquired as provide in paragraph IV. I(2)(g)(ii) then, during the 90 day period following the expiration of the periods set forth in paragraph IV. I(2)(g)(ii), the Corporation may sell, free of any preemptive right on such Convertible Common Holder’s part, the portion of such Convertible Common Holder’s pro-rata shares not purchased pursuant to such preemptive right, upon the same terms specified in the Convertible Common Option Notice. If the Corporation does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Securities shall not be offered unless first reoffered to the Convertible Common Holders in accordance with this paragraph IV.I(2)(g).

(iv) Exceptions. The preemptive right granted under this Paragraph IV.I(2)(g) shall not apply to (i) the Excluded Stock or (ii) Securities issued for non-cash consideration, or as a so-called “equity feature” (such as a warrant) of a transaction primarily involving debt securities or indebtedness for borrowed money, or pursuant to a merger or acquisition transaction, in each case, approved by a Qualified Board Approval.

(h) Notice; Adjustments; Waivers.

(i) Liquidation Events, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Significant Transaction or Offering becomes reasonably likely to occur, the Corporation shall use commercially reasonable efforts to provide written notice to each holder of Convertible Common at least ten (10) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such meeting or consent and a description of such action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Significant Transaction or Offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in reasonable detail (1) the facts of such transaction, (2) the amount(s) per share of Convertible Common or Common each holder of Convertible Common or Common would receive pursuant to the applicable provisions of this Amended and Restated Certificate of Incorporation (or, if such amounts are unknown, a reasonable estimate or range of such amounts), and (3) the facts upon which such amounts were determined.

(ii) Adjustments; Calculations. Upon the occurrence of each adjustment or readjustment of the Common Stock Adjustment Rate, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Common a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Notwithstanding the foregoing, because the Corporation’s stockholders approved the Forward Stock Split, the requirements set forth in the preceding sentence shall not be required for the Forward Stock Split. All such calculations shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share as the case may be.

(iii) Waiver of Notice. The holder or a Convertible Common Majority may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

(iv) Other Waivers. The holder or a Convertible Common Majority may, at any time upon written notice to the Corporation, waive compliance by the Corporation with any term or provision herein, provided that any such waiver does not affect any holder of outstanding shares of Convertible Common in a manner materially different than any other holder, and any such waiver shall be binding upon all holders of Convertible Common and their respective transferees.

(v) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Convertible Common shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement (as defined below).

(i) No Reissuance of Convertible Common. No share or shares of Convertible Common acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute and subject to the rights of any series of Preferred herein, the Board of Directors shall have the power, both before and after receipt of any payment for any of the Corporation’s capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series E Preferred, holder of Series F Preferred, holder of Senior Preferred, Redeemable Preferred or Convertible Common or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE IX

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, this Certificate of Incorporation or the Bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

IN WITNESS WHEREOF, AvidXchange Holdings, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be signed by Ryan Stahl, a duly authorized officer of the Corporation, on this 30th day of September, 2021.

AVIDXCHANGE HOLDINGS, INC.

By:	/s/ Ryan Stahl
Name:	Ryan Stahl
Title:	General Counsel and Secretary